Exhibit 10.1

TRANSACTION AGREEMENT
by and between
FIVE STAR SENIOR LIVING INC.
and
SENIOR HOUSING PROPERTIES TRUST
NOVEMBER 8, 2017

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Exhibit and Schedule List

Exhibit A-1    – Form of AL Purchase Agreement
Exhibit A-2     – Form of Granite Gate Lands Property Purchase Agreement
Exhibit B    – Form of Management Agreement
Exhibit C-1     – Form of Pooling Agreement Amendment
Exhibit C-2     – Form of Pooling Agreement

Schedule 1 – Properties
Schedule 2 – FVE Sellers, SNH Purchasers, Purchase Prices and Loan Status
Schedule 3 – FVE Disclosure Schedule
Schedule 4 – SNH Disclosure Schedule

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TRANSACTION AGREEMENT
THIS TRANSACTION AGREEMENT is made as of November 8, 2017, by and between Five Star Senior Living Inc., a Maryland corporation (“FVE”), on behalf of itself and its subsidiaries, and Senior Housing Properties Trust, a Maryland real estate investment trust (“SNH”), on behalf of itself and its subsidiaries.
PRELIMINARY STATEMENTS
FVE, through its subsidiaries, owns the real properties and improvements thereon comprising the Properties (as defined below), which it currently operates through its subsidiaries as senior living communities.
SNH and FVE wish to enter into a sale and manageback transaction with respect to the Properties and to enter into various agreements with respect to the Properties.
NOW, THEREFORE, it is agreed:
SECTION 1
DEFINITIONS

1.1    Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below:
(1)    “AAA”: the meaning given in Section 6.1.
(2)    “Agreement”: this Transaction Agreement, together with the Schedules and Exhibits hereto, as amended in accordance with the terms hereof.
(3)    “AL Property”: a Property other than the Granite Gate Lands.
(4)    “AL Purchase Agreement”: the meaning given in Section 2.1.
(5)    “Arbitration Award”: the meaning given in Section 6.1.
(6)    “Assumed Loan”: a Loan to be assumed by the applicable SNH Purchaser at the Closing for the Property as identified on Schedule 2.
(7)    “Business Day”: any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by Law or executive action to close.
(8)    “Closing”: with respect to a Property, the “Closing” as defined in the Purchase Agreement for such Property.
(9)    “Closing Date”: with respect to a Property, the date mutually acceptable to each of FVE and SNH on or after the date that all conditions to the obligations of the parties to consummate the purchase and sale of such Property have been satisfied or waived by the party entitled thereto (other than any conditions which by their terms are to be satisfied on the Closing Date), provided, in no event will a Closing Date be later than March 31, 2018.
(10)    “Community”: a senior living community operated on a Property.
(11)    “Contracts”: all contracts and other third party agreements related to the ownership, operation, maintenance, repair, construction or development of a Property, excluding any management agreement previously entered into by a FVE Seller as the owner of a Property.
(12)    “Discharged Loan”: a Loan to be paid off at the Closing for the Property subject to such Loan as identified on Schedule 2.
(13)    “Disputes”: the meaning given in Section 6.1.
(14)    “Entity”: any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.
(15)    “Existing Pooling Agreements”: Pooling Agreements Nos. 1 through 11 among FVE Managers and various subsidiaries of SNH each as in effect as of the date hereof.
(16)    “FVE’s Knowledge”: the actual knowledge of Bruce J. Mackey Jr., Richard A. Doyle, Jr., R. Scott Herzig, Stephen McCray and Katherine E. Potter.
(17)    “FVE”: the meaning given in the preamble to this Agreement.
(18)    “FVE Managers”: FVE Managers, Inc., a Maryland corporation.
(19)    “FVE Parties”: FVE, FVE Managers, the FVE Sellers and any other subsidiaries of FVE that are a party to a Transaction Document.
(20)    “FVE Sellers”: the subsidiaries of FVE listed on Schedule 2 as a FVE Seller.
(21)    “Granite Gate Facility”: the Property identified as the “Granite Gate Facility” on Schedule 1.
(22)    “Granite Gate Lands”: the Property identified as the “Granite Gate Lands” on Schedule 1.

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(23)    “Granite Gate Lands Purchase Agreement”: the meaning given in Section 2.1.
(24)    “Governmental Authority”: any court, agency, authority, board (including environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any state or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over any SNH Party or FVE Party or any Property, or any portion thereof or the business conducted thereon.
(25)    “Laws”: all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of any Governmental Authority.
(26)    “Lender Consents”: the meaning given in Section 3.5.
(27)    “Licenses and Permits”: all licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority with respect to a Property or the construction, development, use, operation, or occupancy of a Property (or any portion thereof).
(28)    “Loan”: any loan, indebtedness or mortgage encumbering any Property.
(29)    “Normalized Return Date”: the earlier to occur of (a) the first anniversary of the first day of the month during which all certificates of occupancy have been issued for the Tellico Village Construction Work or (b) the third anniversary of the Closing Date for the Tellico Village Property.
(30)    “Management Agreement”: the meaning given in Section 2.3.
(31)     “Permitted Exceptions”: with respect to a Property, the “Permitted Exceptions” as defined in the Purchase Agreement for such Property.
(32)    “Person”: any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.
(33)    “Pooling Agreement”: the meaning given in Section 2.4.
(34)    “Pooling Agreement Amendment”: the meaning given in Section 2.4.
(35)    “Pooling Agreement No. 12”: the meaning given in Section 2.4.
(36)     “Pooling Agreement No. 13”: the meaning given in Section 2.4.

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(37)     “Properties”: collectively, the real properties identified on Schedule 1, all easements, rights of way, licenses and appurtenances thereto and all buildings, fixtures and other improvements thereon, together with such other assets to be conveyed to the applicable SNH Purchaser as contemplated by the Purchase Agreements.
(38)    “Purchase Agreements”: collectively, the AL Purchase Agreements and the Granite Gate Lands Purchase Agreement.
(39)    “Purchase Price”: with respect to a Property, the amount set forth on Schedule 2 for such Property, subject to such adjustments and prorations as may be provided in the applicable Purchase Agreement for such Property.
(40)    “Required Licenses”: the meaning given in Section 3.4.
(41)    “Rules”: the meaning given in Section 6.1.
(42)    “SNH”: the meaning given in the preamble to this Agreement.
(43)    “SNH Parties”: SNH, the SNH Purchasers and any other subsidiaries of SNH that are a party to a Transaction Document.
(44)    “SNH Purchasers”: the subsidiaries of SNH identified on Schedule 2 as the SNH Purchasers.
(45)    “Tellico Village Construction Amount”: the sum of (1) a portion of the Purchase Price for the Tellico Village Property equal to $1,900,000 plus (2) all costs and expenses of the Tellico Village Construction Work funded by an SNH Party (including (and for the avoidance of doubt, in addition to the amount set forth in clause (1) of this definition) such costs and expenses reimbursed to the applicable FVE Seller as part of the Purchase Price for the Tellico Village Property).
(46)    “Tellico Village Construction Contracts”: (1) that certain AIA Document A102-2007 dated as of May 31, 2017 by and between FSQC Tellico Village LLC and Messer Construction Co., as amended by that certain GMP Amendment dated as November 3, 2017, and (2) that certain AIA Document B103-2007 dated as of November 3, 2014 by and between FSQC Tellico Village LLC and Luckett & Farley Architects, Engineers and Construction Managers, Inc.
(47)     “Tellico Village Construction Work”: the meaning given in Section 5.6.
(48)    “Tellico Village Property”: the Property identified as the “Neighborhood at Tellico Village” on Schedule 1.
(49)    “Transaction Documents”: this Agreement, the Purchase Agreements, the Pooling Agreements, the Management Agreements, the Pooling Agreement Amendment and all other documents executed in connection therewith or at a Closing.

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(50)    “TRS”: the meaning given in Section 2.2.
(51)    “TRS Lease”: the meaning given in Section 2.2.
SECTION 2
TRANSACTIONS
2.1    Purchase and Sale of Properties. On the terms and conditions of this Agreement and the other Transaction Documents, in consideration of the payment by the applicable SNH Purchaser of the Purchase Price for such Property, on the applicable Closing Date, SNH shall cause the applicable SNH Purchaser to purchase, and FVE will cause the applicable FVE Seller to sell, such Property to such SNH Purchaser. The SNH Purchaser, the FVE Seller and the Purchase Price for each Property are as set forth on Schedule 2. Contemporaneously with the execution of this Agreement, the applicable SNH Purchaser and FVE Seller will enter into a purchase agreement for the purchase and sale of each AL Property in the form of Exhibit A-1 (each an “AL Purchase Agreement”) and a purchase agreement for the Granite Gate Lands in the form of Exhibit A-2 (the “Granite Gate Lands Purchase Agreement”).
2.2    TRS Lease. The parties acknowledge that upon conveyance of each Property to the applicable SNH Purchaser, such SNH Purchaser intends to enter into a lease of such Property with a subsidiary of SNH (such subsidiary, a “TRS” and such lease, a “TRS Lease”).
2.3    Manageback of Properties. At the Closing for a Property, FVE Managers and the applicable TRS will enter into a management agreement for such Property in the form of Exhibit B (a “Management Agreement”).
2.4    Pooling Agreements. Contemporaneously herewith, the applicable SNH Parties and FVE Managers will execute and deliver a First Amendment to Pooling Agreements with respect to the Existing Pooling Agreements in the form of Exhibit C-1 (the “Pooling Agreement Amendment”). Contemporaneously with the execution of a Management Agreement, such Management Agreement and the applicable Property will be made subject to a pooling agreement in the form of Exhibit C-2 (a “Pooling Agreement”) with all Properties other than the Tellico Village Property under one Pooling Agreement (“Pooling Agreement No. 12”) and the Tellico Village Property under a separate Pooling Agreement (“Pooling Agreement No. 13”). To the extent necessary, each SNH Purchaser and TRS, and FVE Managers will execute and deliver the applicable Pooling Agreement or amendments thereto necessary to reflect the addition of such Management Agreement and Property to such Pooling Agreement on the applicable Closing Date.
SECTION 3
CONDITIONS TO TRANSACTIONS
The obligation of the parties to consummate the purchase and sale of a Property as described in Section 2.1 is subject to the satisfaction of the following conditions on the Closing Date for such Property:

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3.1    Transaction Documents. All Transaction Documents required to have been entered into as of such Closing Date with respect to such Property shall have been entered into and any applicable conditions therein to the consummation of the transactions described in Section 2 with respect to such Property shall have been satisfied or waived by the party entitled to do so thereunder.
3.2    Representations. With respect to the FVE Parties, all representations and warranties of the SNH Parties in this Agreement and in each other Transaction Document entered into, or to be entered into at such Closing, with respect to such Property shall be true, correct and complete in all material respects (or in all respects to the extent qualified by materiality) on and as of such Closing Date, and the SNH Parties shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement and such Transaction Documents on or before such Closing Date; and, with respect to the SNH Parties, all representations and warranties of the FVE Parties in this Agreement and in each other Transaction Document entered into, or to be entered into at such Closing, with respect to such Property shall be true, correct and complete in all material respects (or in all respects to the extent qualified by materiality) on and as of such Closing Date, and the FVE Parties shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement and such Transaction Documents on or before such Closing Date.
3.3    Title Policy. With respect to the SNH Parties, the applicable SNH Purchaser shall have received a title policy, or an irrevocable commitment to issue upon payment of the applicable premiums therefor, a title policy, for such Property from Stewart Title Company, insuring fee simple title to such Property is vested in such SNH Purchaser, subject only to the Permitted Exceptions for such Property, with such endorsements as may be reasonably required by SNH and available in the state in which such Property is located.
3.4    Licensing Approval. The applicable SNH Purchaser or TRS shall have obtained all Licenses and Permits from all applicable Governmental Authorities that are required to operate the Community on such Property as currently operated (the “Required Licenses”) or such assurances as may be satisfactory to SNH in its discretion that the Required Licenses will be issued by the applicable Governmental Authority on, or retroactively to, the Closing Date for such Property, which Required Licenses shall be satisfactory to SNH in its reasonable discretion.
3.5    Lender Consents / Payoffs. With respect to a Property subject to an Assumed Loan, all required consents of the applicable lender to the transfer of such Property to the applicable SNH Purchaser and the assumption by such SNH Purchaser of the Assumed Loan shall have been obtained on terms and conditions reasonably satisfactory to SNH (the “Lender Consents”). With respect to a Property subject to a Discharged Loan, the applicable SNH Purchaser shall have received a pay off letter as of the applicable Closing Date from the lender for such Discharged Loan in form and substance reasonably acceptable to SNH and FVE and the applicable FVE Seller shall apply the Purchase Price received by it to the repayment of such Discharged Loan at the applicable Closing.
3.6    Condition of Property. With respect to the SNH Parties, such Property shall be in substantially the same physical condition as it was in on the date of this Agreement, ordinary

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wear and tear, and in the case of the Tellico Village Property, the Tellico Village Construction Work, excepted.
3.7    No Material Adverse Change. With respect to the SNH Parties, no material adverse change shall have occurred at such Property or in the operation of the Community operated at such Property since the date of this Agreement.
3.8    Closing on Granite Gate Facility and Granite Gate Lands. Notwithstanding anything contained in this Agreement or another Transaction Document to the contrary, the Closings for the Granite Gate Facility and the Granite Gate Lands shall occur simultaneously.
SECTION 4
REPRESENTATIONS AND WARRANTIES
4.1    FVE Representations and Warranties. FVE represents and warrants to SNH that:
(1)    Organization. Each FVE Party is duly organized, validly existing and in good standing under the Laws of the state of its jurisdiction of organization or formation and has the requisite power and authority under the laws of such state and its organization documents to conduct its business as now being conducted, to own, operate and lease its properties and assets, and to enter into and perform its obligations under the Transaction Documents to which it is a party and consummate the transactions contemplated by the Transaction Documents.
(2)    Authorization. The execution and delivery by the FVE Parties of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary trust, corporate or limited liability company, as applicable, action on the part of the FVE Parties. Each of the Transaction Documents, upon execution and delivery by a FVE Party, will be duly and validly executed by such FVE Party and will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws relating to creditors’ rights generally, (b) general principles of equity (whether applied in a proceeding at Law or in equity) and (c) any implied covenant of good faith and fair dealing.
(3)    No Violation. The execution and delivery of the Transaction Documents by the FVE Parties does not, and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with, or result in any violation of or default under, any provision of any FVE Party’s organizational documents, (b) conflict with or result in any violation of or default under, any Law or judgment applicable to any FVE Party, or to which any of their properties or assets are subject, or (c) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which any FVE Party is a party or subject, or to which any of their properties are subject, except, with respect to the foregoing clauses (b) and

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(c), as set forth in Section 4.1(3) of Schedule 3 or as would not have a material adverse effect on any FVE Party or Property or impair or delay the consummation of any of the transactions contemplated by the Transaction Documents.
(4)    Approvals. The execution and delivery by the FVE Parties of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not require the consent, approval, order or authorization of any Person under any agreement, contract, indenture or other instrument or applicable Laws to which any FVE Party is a party or to which any FVE Party or any of their properties or assets are subject, except (a) as set forth in Section 4.1(4) of Schedule 3, (b) filings required under securities Laws, and (c) those the failure of which to receive would not have a material adverse effect on any FVE Party or Property or impair or delay the consummation of any of the transactions contemplated by the Transaction Documents. No declaration, filing or registration with any Governmental Authority is required by any FVE Party in connection with the execution and delivery by the FVE Parties of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except (a) as set forth in Section 4.1(4) of Schedule 3, (b) filings required under securities Laws, and (c) those the failure of which to make or file would not have a material adverse effect on any FVE Party or Property or impair or delay the consummation of any of the transactions contemplated by the Transaction Documents.
(5)    Litigation. No investigation, action or proceeding is pending and, to FVE’s Knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, in respect of FVE or any of its subsidiaries which (a) questions the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any FVE Party or any Property, (c) will result in or subject any FVE Party or any Property to a material liability, or (d) involves condemnation or eminent domain proceedings against any Property.
4.2    SNH Representations and Warranties. SNH represents and warrants to FVE that:
(1)    Organization. Each SNH Party is (or will be as of the applicable Closing Date) duly organized, validly existing and in good standing under the Laws of the state of its jurisdiction of organization and with requisite power and authority under the Laws of such state and its organization documents to conduct its business as it is now being conducted and to own, operate or lease its properties and assets and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder and consummate the transactions contemplated by the Transaction Documents.
(2)    Authorization. The execution and delivery by the SNH Parties of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary trust, corporate or limited liability company, as applicable, action. Each of the Transaction Documents, upon execution and delivery by an SNH Party, will be duly and validly executed by such

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SNH Party and will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Laws relating to creditors’ rights generally, (b) general principles of equity (whether applied in a proceeding at Law or in equity) and (c) any implied covenant of good faith and fair dealing.
(3)    No Violation. The execution and delivery of the Transaction Documents by the SNH Parties does not, and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with, or result in any violation of or default under, any provision of any SNH Party’s organizational documents, (b) conflict with, or result in any violation of or default under, any Law or judgment applicable to any SNH Party or to which any of their properties are subject, or (c) conflict with, or, with or without notice or the lapse of time, result in a breach, termination (or right of termination) or violation of or default under the terms of any agreement, contract, indenture or other instrument to which any SNH Party is a party or subject or to which any of their properties or assets are subject, except, with respect to the foregoing clauses (b) and (c), as would not have a material adverse effect on any SNH Party or impair or delay the consummation of the transactions contemplated by the Transaction Documents.
(4)    Approvals. The execution and delivery by the SNH Parties of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not require the consent, approval, order or authorization of any Person under any agreement, contract, indenture or other instrument or applicable Laws to which any SNH Party is a party or which any SNH Party or any of their properties or assets are subject, except (a) as set forth in Section 4.2(4) of Schedule 4, (b) filings required under securities Laws, and (c) those the failure of which to receive would not have a material adverse effect on any SNH Party or impair or delay the consummation of the transactions contemplated by the Transaction Documents. No declaration, filing or registration with any Governmental Authority is required by any SNH Party in connection with the execution and delivery of the Transaction Documents by the SNH Parties and the consummation of the transactions contemplated by the Transaction Documents except (a) as set forth in Section 4.2(4) of Schedule 4, (b) filings required under securities Laws, and (c) those the failure of which to make or file would not have a material adverse effect on any SNH Party or impair or delay the consummation of the transactions contemplated by the Transaction Documents.
(5)    Litigation. No investigation, action or proceeding is pending and, to SNH’s knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, in respect of SNH or any of its subsidiaries which questions the validity of the Transaction Documents or any action taken or to be taken pursuant thereto.

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SECTION 5
ADDITIONAL AGREEMENTS
5.1    Operation and Maintenance. From and after the date of this Agreement until the Closing Date for a Property, the FVE Parties shall (a) operate each Property in a manner consistent with past practices, (b) maintain each Property in good working order and condition in a manner consistent with past practices (subject, in the case of the Tellico Village Property, to the Tellico Village Construction Work), and (c) maintain insurance coverages on each Property of the types, in the amounts and with the deductibles as in effect as of the date of this Agreement (including, in the case of the Tellico Village Property, such commercially reasonable insurance as is customarily carried by owners of property undergoing construction similar in scope to the Tellico Village Construction Work).
5.2    Notices. FVE will promptly notify SNH of (a) any material change in any condition with respect to any Property or of any event or circumstance which could reasonably be expected to make any representation or warranty of any FVE Party under a Transaction Document untrue or misleading in any material respect; and (b) any survey, inspection, audit or other investigation of any Property commenced or threatened by any Governmental Authority.
5.3    Employees. No SNH Party will have any obligation to hire any Person employed by any FVE Party at any Community nor is any SNH Party assuming any liability or obligation for, or expense (except for expense reimbursements expressly contemplated by a Management Agreement) with respect to, and the FVE Parties shall indemnify, defend and hold harmless the SNH Parties from and against, any wages, severance or other employment related obligations, benefits or claims with respect to any employee or former employee of any FVE Party related to, or arising out of, any such person’s employment at a Property prior to the Closing Date with respect to such Property.
5.4    Cooperation. The FVE Parties shall reasonably cooperate with the SNH Parties in connection with obtaining any Required Licenses, the Lender Consents and any other third party consent requested by an SNH Party.
5.5    Access and Information. The FVE Parties shall make available to SNH upon request copies of all files and records relating to the Properties and their operation in their possession or control, including, to the extent permitted by applicable Law, employee, tenant and resident records, Licenses and Permits, title commitments, title reports, title policies and exception documents, surveys, environmental reports or assessments, and tax bills. The FVE Parties shall permit the SNH Parties and their representatives to inspect and perform due diligence with respect to all aspects of the Properties, including, without limitation, inspection of roofs, electrical, mechanical and structural elements, and HVAC systems and soil analysis and environmental investigations; provided, the SNH Parties shall not conduct any invasive or destructive testing without FVE’s prior written consent. Any such inspections shall be performed during normal business hours, with at least one business day’s prior notice, and so as not to unreasonably interfere with the operations of the applicable Communities. FVE or a representative of FVE may accompany the SNH Parties and their representatives during any on site inspection of the Properties. To the extent that an SNH Party or its representatives damage

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any Property during any such on site inspections, such SNH Party shall return such Property to substantially the same condition that it was in immediately prior to such damage. FVE may require an SNH Party to provide evidence of commercial general liability insurance in amounts acceptable to FVE prior to any entry by an SNH Party onto any Property and to require FVE and any other FVE Party to be named as an additional insured on such insurance policy.
5.6    Tellico Village Construction Work. FVE shall use commercially reasonable efforts to cause all activities undertaken and all construction work performed in connection with the construction and development of 91 independent living units in a new three-story building at the Tellico Village Property on the previously undeveloped land adjacent to the existing assisted living and memory care community located on the Tellico Village Property (the “Tellico Village Construction Work”) to be performed in accordance with the Tellico Village Construction Contracts and in all material respects with all applicable laws. Without limiting the foregoing, the Tellico Village Construction Work shall be performed in all material respects in accordance with the budget, plans and specifications that were previously delivered to the SNH Parties or as amended with the consent of the SNH Parties.
5.7    Agreements Related to the Pooling Agreements and Management Agreements.
(1)    Capitalized terms used in this Section 5.7 and not otherwise defined in this Agreement are used with the meanings given in the applicable Pooling Agreement and / or Management Agreement.
(2)    Notwithstanding anything in the applicable Management Agreement or Pooling Agreement to the contrary, the out of pocket transaction costs and expenses paid by SNH pursuant to Section 6.10 shall not be included in Invested Capital under a Management Agreement or Aggregate Invested Capital under a Pooling Agreement.
(3)    Notwithstanding anything in the applicable Management Agreement or Pooling Agreement No. 12 to the contrary, with respect to any Management Agreement for a Property that is to be made subject to Pooling Agreement No. 12, if such Management Agreement is entered into after January 1, 2018, the SNH TRS Priority Return due under such Management Agreement for such Property for 2018 shall be pro rated for the actual number of days in 2018 that such Property was subject to such Management Agreement and the Aggregate TRS Priority Return under Pooling Agreement No. 12 due for 2018 shall be determined by including the pro rated amount. For example, if the full year SNH TRS Priority Return for a Property made subject to a Management Agreement on March 31, 2018 were $100, the SNH TRS Priority Return due under the Management Agreement for 2018 would be $75, and $75 would be included in determining the Aggregate TRS Priority Return due under Pooling Agreement No. 12 for 2018.
(4)    Notwithstanding anything in the applicable Management Agreement or Pooling Agreement No. 13 to the contrary,

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(A)    the percentage applicable for determining the SNH TRS Priority Return payable under the Management Agreement for the Tellico Village Property on Invested Capital represented by the Tellico Village Construction Amount shall be the annual interest rate payable by SNH under its revolving credit facility as of the date such amount was paid by the applicable TRS or SNH plus two hundred (200) basis points and for periods commencing on or after the Normalized Return Date, seven percent (7%). The percentage applicable for determining the SNH TRS Priority Return on all other Invested Capital with respect the Tellico Village Property shall be seven percent (7%) as provided in the applicable Management Agreement;
(B)    the first calendar year that may be considered for purposes of determining whether there is a Priority Return Shortfall under of Section 5.01 of Pooling Agreement No. 13 shall be the calendar year commencing on the January 1st following the Normalized Return Date; and
(C)    the first calendar year that may be considered for the purposes of determining whether FVE Managers has the right to designate the Tellico Village Property as a Non-Economic Facility under Section 5.02 of the Pooling Agreement shall be the calendar year commencing on the January 1st following the Normalized Return Date.
SECTION 6
MISCELLANEOUS
6.1    Disputes.
(1)    Disputes. Any disputes, claims or controversies between the parties (a) arising out of or relating to the Transaction Documents or the transactions contemplated thereby, or (b) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Section 6.1, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, director, officer, manager (including The RMR Group LLC or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Transaction Documents, including this arbitration provision, or the declarations of trust, limited liability company agreements, charters, bylaws or other governing documents of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 6.1. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against

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trustees, directors, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 6.1, the term “party” shall include any direct or indirect parent of a party.
(2)    Selection of Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one of the three (3) arbitrators proposed by AAA. If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten (10) days to select one of the three (3) arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one of the three (3) arbitrators it had proposed as the second arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second arbitrator. If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
(3)    Location of Arbitration. The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.
(4)    Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
(5)    Arbitration Award. In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the Laws of the State of Maryland.

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Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration provision shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of Law on which it is based. Any monetary Arbitration Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 6.1(7), each party against which an Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Arbitration Award or such other date as such Arbitration Award may provide.
(6)    Costs. Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, to the maximum extent permitted by Maryland law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Arbitration Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Arbitration Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
(7)    Appeals. Notwithstanding any language to the contrary in this Agreement, any Arbitration Award, including but not limited to any interim Arbitration Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Arbitration Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Arbitration Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, the above paragraph relating to costs and expenses shall apply to any appeal pursuant to this Section 6.1 and the appeal tribunal shall not render an Arbitration Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
(8)    Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 6.1(7), an Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Arbitration Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Arbitration Award made, except for actions relating to enforcement of this

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Section 6.1 or any arbitral award issued hereunder, and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(9)    Intended Beneficiaries. This Section 6.1 is intended to benefit and be enforceable by the parties and their respective shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group Inc. and The RMR Group LLC), agents or employees of any party and their respective successors and assigns and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.
6.2    Confidentiality. Each party shall use commercially reasonable efforts to maintain the confidentiality of any information concerning the parties or any subsidiary of another party provided to or discovered by it or its representatives as a result of the transaction contemplated by the Transaction Documents and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be appropriate or required under applicable Law or the rules and regulations of the National Association of Securities Dealers Automated Quotations System or The Nasdaq Stock Market LLC) disclose such information, subject to the provisions of this Section, to anyone other those persons who have a need to know such information in connection with the conduct of such party’s business, including its attorneys, accountants and other representatives and agents or during the course of or in connection with any litigation or other action, arbitration, investigation or other proceeding based upon or in connection with the subject matter of this Agreement or the transactions contemplated hereby.
6.3    Publicity. The parties agree that, except as may be appropriate or required under applicable Law (including, without limitation, the rules and regulations of the National Association of Securities Dealers, The Nasdaq Stock Market LLC), no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld or delayed. No FVE Party shall trade in the securities of any SNH Party or any of their affiliates, and no SNH Party shall trade in the securities of any FVE Party or any of their affiliates, until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof.
6.4    Notices.
(1)    All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of delivery sent by the sender’s machine or computer, in the case of a notice by telecopier or electronic mail, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not

15

a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
(2)    All such notices shall be addressed,
if to any FVE Party, to:
Five Star Senior Living Inc.
400 Centre Street
Newton, Massachusetts 02458
Attn: Mr. Bruce J. Mackey Jr.
Telecopier No. (617) 796-8385
E-Mail: bmackey@5ssl.com
with a copy to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Attn: David C. Djaha
Telecopier No. (646) 728-2936
E-Mail: david.djaha@ropesgray.com

If to any SNH Party, to:
Senior Housing Properties Trust
Two Newton Place, Suite 300
255 Washington Street
Newton, Massachusetts 02458
Attn: Mr. David J. Hegarty
Telecopier No. (617) 796-8349
E-Mail: dhegarty@rmrgroup.com
with a copy to:
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attn: Nicole Rives
Telecopier No. (617) 338-2880
E-Mail: nrives@sandw.com
(3)    By notice given as herein provided, the parties and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other Parties of such notice.

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6.5    Waivers, Etc. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party’s rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.
6.6    Assignment, Successors and Assigns; Third Party Beneficiaries. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person.
6.7    Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
6.8    Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.9    Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the Laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts subject to the provisions of Section 6.1.
6.10    Expenses. Except as otherwise set forth in this Section 6.10, the SNH Parties shall be responsible for all out of pocket costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation,

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all title and survey charges, transfer taxes, recording fees and consultant fees (including, without limitation, all appraisal costs and other costs incurred in connection with conducting due diligence with respect to the Properties), in an amount not to exceed $850,000, and the FVE Parties shall be responsible for all such out of pocket costs and expenses in excess of $850,000. Notwithstanding the foregoing, the SNH Parties and the FVE Parties shall each bear their own attorneys’ fees incurred by any of them in connection with the Transaction Documents and the consummation of the transactions contemplated thereby.
6.11    Section and Other Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified. The singular and plural use of a defined term shall have the correlative meaning. The words “including” and “include” shall be deemed to be followed by the words “without limitation.”
6.12    SNH NON-LIABILITY OF TRUSTEES. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SNH, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SNH SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SNH. ALL PERSONS DEALING WITH SNH IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SNH FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
6.13    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all previous contracts and understandings between the parties with respect to the subject matter hereof and thereof.
6.14    Survival. The provisions of Section 3, Section 5, and this Section 6 shall survive each Closing (provided, Section 3 and Sections 5.1 and 5.2 shall only apply to Properties as to which the Closing has not occurred). The representations of FVE in Sections 4.1(1) and 4.1(2) and of SNH in Section 4.2(1) and 4.2(2) and the indemnity set forth in Section 5.3 and Section 5.5 shall survive indefinitely and all other representations and warranties of the parties set forth in a Transaction Document shall survive the final Closing Date for a period of one (1) year unless a longer period for survival is otherwise specified in the applicable Transaction Document.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SNH PARTIES:	SENIOR HOUSING PROPERTIES TRUST, on behalf of itself and its subsidiaries
By:    /s/ David J. Hegarty
    David J. Hegarty
    President

FVE PARTIES:	FIVE STAR SENIOR LIVING INC., on behalf of itself and its subsidiaries
By:    /s/ Bruce J. Mackey Jr.
    Bruce J. Mackey Jr.
President

EXHIBIT A-1
FORM OF AL PURCHASE AGREEMENT

PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
[INSERT SNH PURCHASER],
AS PURCHASER,
and
[INSERT FVE SELLER],
AS SELLER
___________________________
NOVEMBER 8, 2017

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT is made as of November 8, 2017, by and between [●], a [●], as purchaser (the “Purchaser”), and [●], a [●], as seller (the “Seller”).
WITNESSETH:
WHEREAS, the Seller owns and operates certain real property and related property comprising the senior living community known as [INSERT COMMUNITY NAME] and having an address at [INSERT COMMUNITY ADDRESS] (the “Community”); and
WHEREAS, the Purchaser desires to purchase the Community and the other Property (as defined below) from the Seller, and the Seller desires to sell the Property (including, without limitation, the Community) to the Purchaser, subject to and upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:
SECTION I
DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:
1.1    “Agreement”: this Purchase and Sale Agreement, together with all of the Exhibits and Schedules attached hereto, as it and they may be amended from time to time as herein provided. All references to a Schedule or an Exhibit are references to a Schedule or an Exhibit attached to this Agreement unless otherwise indicated.
1.2    “Business Day”: any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.
1.3    “Closing”: the meaning given in Section 2.2.
1.4    “Closing Conditions”: the conditions to closing with respect to the Property as set forth in the Transaction Agreement.
1.5    “Closing Date”: a date mutually acceptable to the Purchaser and the Seller on or after the date that all Closing Conditions have been satisfied, provided, in no event will the Closing Date be later than March 31, 2018.
1.6    “Community”: the meaning given such term in the recitals to this Agreement.

1.7    “Contracts”: collectively, all of the Seller’s right, title and interest in and to all contracts and other third party agreements related to the construction, development, ownership, operation, maintenance or repair of the Community, excluding any management agreement previously entered into by the Seller as owner of the Community. [For the avoidance of doubt, the Contracts include the Tellico Village Construction Contracts.]
1.8    “Governmental Authority”: any court, agency, authority, board (including environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any state or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over the Seller or the Property, or any portion thereof or the business conducted thereon.
1.9    “Improvements”: the buildings, fixtures and other improvements situated on, or affixed to, the Land.
1.10    “Intangible Property”: collectively, all of the Seller’s right, title and interest in and to the intangible property related to the Community, excluding the Contracts, the Licenses and Permits, [the Loan Documents,] the Resident Agreements and the Warranties.
1.11    “Land”: the parcel or parcels of land described on Exhibit A, together with all easements, rights of way, licenses and appurtenances which the Seller may now own or hereafter acquire with respect thereto.
1.12    “Laws”: all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of any Governmental Authority.
1.13    [“Lender”: [●], the current lender under the Loan Documents.]
1.14    “Licenses and Permits”: collectively, all of the Seller’s right, title and interest in and to all licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority with respect to the Property, including, without limitation, all such licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority necessary for the construction, development, use, operation, or occupancy of the Property (or any portion thereof) or the Community.
1.15    [“Loan Documents”: those certain agreements, documents and other instruments evidencing or securing the Loan and further described on Exhibit B.]
1.16    [“Loan”: that certain loan in the original principal amount of $[●], which was made by the Lender (or its predecessor) to the Seller (or its predecessor) on or about [●].]
1.17    “Permitted Exceptions”: collectively, (a) rights of Residents, as residents only, with no purchase options or rights of first refusal, under Resident Agreements, (b) liens for taxes,

assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, and (c) the liens, encumbrances and other matters identified on Exhibit [B/C].
1.18     “Personal Property”: collectively, all of the Seller’s right, title and interest in and to all furniture, fixtures, equipment, books, files, records, inventories, stocks, supplies, machinery, tools, appliances and other tangible personal property owned by the Seller, located at the Community and used in connection with the Community.
1.19    “Property”: collectively, the Real Property, the Personal Property, the Contracts, the Licenses and Permits to the extent transferable, [the Loan Documents,] the Resident Agreements, the Resident Deposits (if any), the Warranties and the Intangible Property.
1.20    “Purchase Price”: [●] and 00/100 Dollars ($[●].00)[, plus any costs and expenses paid for by Seller in connection with the Tellico Village Construction Work from and after September 1, 2017 through the Closing Date in accordance with Section 5.6 of the Transaction Agreement].
1.21    “Purchaser”: the meaning given in the preamble to this Agreement, together with its permitted successors and assigns.
1.22    “Real Property”: collectively, the Land and the Improvements.
1.23    “Resident”: any individual residing at the Community.
1.24    “Resident Agreements”: collectively, all resident agreements, tenant leases and other agreements or arrangements for the use or occupancy of any units, beds or other facilities provided, meals served, goods sold or services provided, in each case, on or at the Community, or any portion thereof, or in connection with the operation of the Community.
1.25    “Resident Deposit”: any refundable deposit or other refundable security provided to the Seller by a Resident or a prospective resident of the Community.
1.26    “Seller’s Knowledge”: the actual knowledge of Bruce J. Mackey Jr., Richard A. Doyle, Jr., R. Scott Herzig, Stephen McCray and Katherine E. Potter.
1.27    “Seller”: the meaning given in the preamble to this Agreement, together with its permitted successors and assigns.
1.28    [“Tellico Village Construction Contracts”: the meaning given in the Transaction Agreement.]
1.29    [“Tellico Village Construction Work”: the meaning given in the Transaction Agreement.]
1.30    “Title Company”: Stewart Title Guaranty Company.

1.31    “Transaction Agreement”: that certain Transaction Agreement, dated as of the date hereof, between Senior Housing Properties Trust and Five Star Senior Living Inc.
1.32    “Warranties”: collectively, all assignable warranties or guaranties, if any, presently in effect from contractors, suppliers or manufacturers of Improvements and Personal Property installed in, or used in connection with the Community.
SECTION II
PURCHASE AND SALE; CLOSING
2.1    Purchase and Sale. In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.
2.2    Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m., local time, on the Closing Date.
2.3    Purchase Price.
(a)    The purchase price to be paid for the Property shall be the Purchase Price. The Purchase Price shall be paid by the Purchaser to or at the direction of the Seller at the Closing.
(b)    The Purchase Price shall be payable in immediately available federal funds by wire transfer to an account or accounts to be designated by the Seller.
SECTION III
CLOSING DELIVERABLES
3.1    Seller’s Closing Deliverables. At the Closing, the Seller shall deliver to the Purchaser the following:
(a)    A deed, in substantially the same form as the deed by which the Seller took title to the Real Property, duly executed and acknowledged by the Seller, conveying title to the Real Property, free from all liens and encumbrances other than Permitted Exceptions;
(b)    One or more bills of sale and assignment and assumption agreements, in the form of Exhibit [C/D], duly executed and acknowledged by the Seller, with respect to the assignment and assumption of all of the Personal Property, the Contracts, the Licenses and Permits (to the extent transferable), [the Loan Documents,] the Resident Agreements, the Warranties and the Intangible Property (it being understood and agreed that no portion of the Purchase Price is allocated to any of the foregoing) (the “Assignment Agreements”);

(c)    [A loan assumption agreement and such other documents reasonably required by Lender to evidence the assumption of the Loan by the Purchaser, each duly executed and acknowledged by the Seller;]
(d)    A notice addressed to the Residents concerning the sale of the Community and directing that future rents be paid to the Purchaser, which notice shall be in a form mutually acceptable to the Seller and the Purchaser; provided, however, this notice shall be provided prior to Closing if required by applicable law;
(e)    A settlement statement, duly executed and acknowledged by the Seller, setting forth all of the adjustments and prorations with respect to the Purchase Price as described in Section V;
(f)    To the extent the same are in the Seller’s possession or control, original, fully executed copies of all Contracts, Licenses and Permits, [Loan Documents,] Resident Agreements and all other material documents and agreements, plans and specifications pertaining to such Property;
(g)    An affidavit dated as of the Closing Date, in respect of Section 1445 of the Internal Revenue Code of 1986, as amended, sufficient to provide an exemption under subdivision (b) thereof; and
(h)    A parties in possession affidavit, mechanic’s lien affidavit, a gap indemnity and such other affidavits, conveyance documents, certificates, deeds and other instruments as the Purchaser or the Title Company may reasonably require.
3.2    Purchaser’s Closing Deliverables. At the Closing, the Purchaser shall deliver to the Seller the Purchase Price payable hereunder and counterparts of the Assignment Agreements and any other applicable closing documents to be delivered by the Seller pursuant to Section 3.1, each duly executed and acknowledged by the Purchaser.
SECTION IV
REPRESENTATIONS AND WARRANTIES OF SELLER
4.1    Seller’s Representations. To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as follows:
(a)    Compliance With Law and Permitted Exceptions. To Seller’s Knowledge, the Property and the operation thereof complies in all material respects with all applicable Laws and all Permitted Exceptions, including, without limitation, any applicable licensing requirements related thereto. The Seller has not received, within the last three (3) years prior to the date of this Agreement, any written notice of any violation of any Law with respect to the Property or Permitted Exception which has not been corrected, or of any threatened request, application, proceeding, plan or study in writing which would reasonably be expected to materially and adversely affect the use or zoning of the Property or which would modify or realign any street or highway adjacent to the Property in a way which materially and adversely affect the Property.
(b)    Licenses and Permits. The Seller possesses all Licenses and Permits necessary for the operation of the Property as currently operated. Each of such Licenses and Permits is in full force and effect and in good standing and to Seller’s Knowledge, no action or omission has occurred which would reasonably be expected to jeopardize the effectiveness or good standing of any of such Licenses and Permits. To the Seller’s Knowledge, there are no unresolved material complaints, surveys or audit deficiencies or code violations raised or compliance actions taken by any Governmental Authority with regard to the Property or any Licenses and Permits relating to the Property or the operation thereof.
(c)    Loan Documents. The Seller has delivered to the Purchaser true and complete (in all material respects) copies of the Loan Documents. The Loan Documents are all of the agreements, instruments or other documents evidencing, securing or governing the terms and conditions of the Loan. To Seller’s Knowledge, each Loan Document is in full force and effect on the terms set forth therein, and there are no defaults or circumstances (other than the proposed sale of the Property subject thereto) which, with the giving of notice, the passage of time or both, would constitute a default by the Seller under any such Loan Document and the Seller has received any written notice from Lender alleging any default under any Loan Document.
(d)    Other Agreements, Etc. Other than the Resident Agreements, the Contracts, the Loan Documents and the Permitted Exceptions, there are no other material agreements, contracts or other instruments with respect to or otherwise affecting the Property that will be binding on the Purchaser after the Closing.
(e)    Utilities, Etc. To Seller’s Knowledge, all utilities and services necessary for the current [and proposed] use and operation of the Property (including, without limitation, road access, gas, water, electricity and telephone) are available thereto. To Seller’s Knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Property.
(f)    Taxes. To Seller’s Knowledge, other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent, and, to Seller’s Knowledge, no such levies are pending or threatened in writing.
(g)    Hazardous Substances. To Seller’s Knowledge, none of the Seller nor any tenant or other occupant or user of any of the Property, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Property, or any portion thereof, in violation of any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to Seller’s Knowledge, except as disclosed in writing to the

Purchaser, the Property is free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.
(h)    Not a Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(i)    [Construction Project. The Seller has received all required final certificates of occupancy from the appropriate Governmental Authorities for all alterations and improvements related to the assisted living and memory care units at the Community. The Tellico Village Construction Contracts are the only agreements or contracts entered into by the Seller with respect to the Tellico Village Construction Work. The Seller has delivered to the Purchaser true and complete (in all material respects) copies of the budget and construction documents and plans related to the Tellico Village Construction Work (including, without limitation, the Tellico Village Construction Contracts).]
4.2    Survival of Seller’s Representations. All representations and warranties made in this Agreement by the Seller shall survive the Closing for a period of one (1) year.
4.3    AS-IS. Except as otherwise expressly provided in this Agreement (including any exhibit or schedule) or in any other documents executed and delivered at or before the Closing, the Seller has not made (and the Purchaser has not relied upon), any promise, representation or warranty, express or implied, regarding the Property, whether made by the Seller, on the Seller’s behalf or otherwise. The Purchaser acknowledges that, except as otherwise expressly provided in this Agreement or in any documents executed and delivered at or before the Closing, the Purchaser (a) has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of the Property and (b) is not relying upon any statements, representations or warranties of any kind by the Seller or anyone acting or claiming to act on the Seller’s behalf.
SECTION V
APPORTIONMENTS
5.1    Apportionments.
(a)    Closing Apportionments. The following items shall be apportioned at the Closing as of 12:01 a.m., local time at the Property, on the Closing Date, such that all items of income and expense for the Property prior to the Closing Date shall be for the account of the Seller and all items of income and expense for the Property from and after the Closing Date shall be for the account of the Purchaser:
(i)rents and all other fixed and unfixed charges payable under the Resident Agreements to the extent the same have been collected;
(ii)    fuel, electric, water and other utility costs;

(iii)    real estate taxes and assessments and personal property taxes which have accrued with respect to the Property (regardless of when such taxes or assessments are due and payable);
(iv)    amounts paid or payable under Contracts being assumed by the Purchaser and/or Permitted Exceptions; [provided, however, (X) there shall be no proration hereunder with respect to the Tellico Village Construction Contracts for costs incurred thereunder prior to September 1, 2017, (Y) any amounts paid by the Seller under the Tellico Village Construction Contracts from and after September 1, 2017 through the Closing Date shall be paid for by the Purchaser as part of the Purchase Price and (Z) the Purchaser shall assume and be responsible for any amounts incurred under the Tellico Village Construction Contracts from and after September 1, 2017 and not paid for by the Seller as of the Closing Date;] and
(v)    all other items of income and expense normally apportioned in sales of property in similar situations in the areas in which the Property is located.
If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of good faith estimates by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than one (1) year after the Closing Date, which obligation shall survive the Closing.
(b)    Past Due Rents. If, on the Closing Date, there are any rents or any other charges which are then due and payable by any Resident under any Resident Agreement (collectively, “Past Due Rents”), then any rents thereafter collected by the Purchaser from any Resident owing Past Due Rents shall be applied to rents due to the Purchaser for the period from and after the Closing Date and, thereafter to any additional Past Due Rents in inverse order of maturity.
(c)    Resident Deposits. At the Closing, the Purchaser shall receive a credit for the amount of all Resident Deposits (if any).
(d)    [Loan. At the Closing, the Purchaser shall receive a credit in an amount equal to the outstanding principal balance under the Loan and any interest and other charges accrued thereon which have not been paid as of the Closing Date and which relate to any period of time prior to the Closing Date (regardless of when such payment is due), as such amounts shall be determined by a written statement of Lender or such other evidence reasonably satisfactory to the Purchaser, and the Seller shall receive a credit in the amount of any outstanding escrow balances held by Lender to the extent transferred to the Purchaser.]
(e)    Allocation of Closing Apportionments. As between the Purchaser and any affiliate of the Purchaser who leases the Community from the Purchaser, all of the items of income and expense which are apportioned under this Section 5.1[, other than the loan balance under Section 5.1(d),] shall be for the account of such affiliate of the Purchaser who leases the Community from the Purchaser.

SECTION VI
MISCELLANEOUS
6.1    Allocation of Liability. It is expressly understood and agreed that the Seller shall be liable to third parties for, and shall indemnify, defend and hold harmless the Purchaser from and against, any and all obligations, claims, losses, damages, liabilities and expenses arising out of events, contractual obligations, acts, or omissions of the Seller that occurred in connection with the ownership or operation of, or conduct of business on, the Property prior to the Closing.
6.2    Brokers. Each of the parties hereto represents to the other party that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. Each party shall indemnify and hold harmless the other party and their respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.
6.3    Financials. The Seller shall provide the Purchaser with access to the books and records of the Seller for the purpose of preparing audited financial statements for the Property with respect to the last three (3) calendar years immediately preceding the Closing Date and the stub period for the calendar year in which the Closing Date occurs, such financial statements to be prepared at the Purchaser’s sole cost and expense. The Seller shall provide the Purchaser and its accountants with such certifications with respect to such financials as they shall from time to time reasonably require.
6.4    Notices. All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of delivery sent by the sender’s machine or computer, in the case of a notice by telecopier or electronic mail, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
All such notices shall be addressed,
if to the Seller, to:
c/o Five Star Senior Living Inc.
400 Centre Street
Newton, Massachusetts 02458
Attn: Mr. Bruce J. Mackey Jr.
Telecopier No. (617) 796-8385
E-Mail: bmackey@5ssl.com

with a copy to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Attn: David C. Djaha
Telecopier No. (646) 728-2936
E-Mail: david.djaha@ropesgray.com
If to the Purchaser, to:
c/o Senior Housing Properties Trust
Two Newton Place, Suite 300
255 Washington Street
Newton, Massachusetts 02458
Attn: Mr. David J. Hegarty
Telecopier No. (617) 796-8349
E-Mail: dhegarty@rmrgroup.com
with a copy to:
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attn: Nicole Rives
Telecopier No. (617) 338-2880
E-Mail: nrives@sandw.com
By notice given as herein provided, the parties and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other party of such notice.
6.5    Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.
6.6    Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable (a) by the Seller without the written consent of the

Purchaser; or (b) by the Purchaser without the written consent of the Seller, except that the Purchaser may assign this Agreement, in whole or in part, to one or more entities wholly owned, directly or indirectly, by the Purchaser or the ultimate parent of the Purchaser; provided, however, that, in the event this Agreement shall be assigned to one or more entities wholly owned, directly or indirectly, by the Purchaser or the ultimate parent of the Purchaser, the Purchaser named herein shall remain liable for the obligations of the “Purchaser” hereunder. In addition, the Purchaser, without the consent of the Seller but after having given written notice to the Seller, may elect to vest title in certain assets comprising the Property to one or more designees of the Purchaser, which election shall not be deemed an assignment and the Purchaser shall remain liable for the obligations of the “Purchaser” hereunder; provided, however, that all such designees shall be affiliates or subsidiaries of the Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
6.7    Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
6.8    Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.9    Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.
6.10    Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
6.11    Time of Essence. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.
6.12    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts and the parties hereby consent to the jurisdiction of the courts of The Commonwealth of Massachusetts with respect to any disagreement as between the parties hereto, subject to the provisions of the Transaction Agreement.
6.13    [NO TRUSTEE LIABILITY. THE DECLARATION OF TRUST ESTABLISHING THE PURCHASER, DATED SEPTEMBER 15, 2017, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.]
6.14    Survival. The provisions of this Section VI shall survive the Closing under this Agreement or the earlier termination of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.
SELLER:
[●],
a [●]

By:
Bruce J. Mackey Jr.
President
PURCHASER:
[●],
a [●]

By:
David J. Hegarty
President

EXHIBIT A
THE LAND

[See attached copy.]

[EXHIBIT B]
[LOAN DOCUMENTS]

EXHIBIT [B/C]
PERMITTED EXCEPTIONS

[See attached copy.]

EXHIBIT [C/D]
FORM OF ASSIGNMENT AGREEMENT

[See attached copy.]

GENERAL BILL OF SALE AND
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS GENERAL BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of [●], [2017/2018], by and between [●], a [●] (the “Grantor”), and [●], a [●] (the “Grantee”).
W I T N E S S E T H:
WHEREAS, the Grantor and the Grantee are parties to that certain Purchase and Sale Agreement dated as of November 8, 2017 (the “Purchase Agreement”) with respect to the senior living Community known as ___________________ and having an address at ______________________________ (the “Community”); and
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Grantor and the Grantee hereby agree as follows:
1.All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given such terms in the Purchase Agreement.
2.The Grantor does hereby grant, bargain, sell, assign, transfer, deliver and convey unto the Grantee, all of the Grantor’s right, title and interest in and to the Personal Property, the Contracts, the Licenses and Permits to the extent transferable, [the Loan Documents,] the Resident Agreements, the Resident Deposits (if any), the Warranties and the Intangible Property. (collectively, the “Transferred Assets”).
3.The Grantee hereby assumes and agrees to observe and perform all of the covenants, conditions and agreements to be performed on the part of the Grantor under or with respect to the Transferred Assets on and after the date hereof.
4.The Grantor agrees to indemnify and hold harmless the Grantee from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) directly or indirectly arising out of or related to any of the Transferred Assets prior to the date hereof.
5.The Grantee agrees to indemnify and hold harmless the Grantor from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) directly or indirectly arising out of or related to any of the Transferred Assets on and after the date hereof.
6.Notwithstanding anything contained in this Agreement to the contrary, the Grantee shall assume and be responsible for any amounts incurred under the Tellico Village Construction Contracts from and after September 1, 2017 and not paid for by the Grantor as of the Closing Date.

7.This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
8.This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.
9.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.[THE DECLARATION OF TRUST ESTABLISHING THE GRANTEE, DATED [●], AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE GRANTEE SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE GRANTEE. ALL PERSONS DEALING WITH THE GRANTEE IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE GRANTEE FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.]

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Grantor and the Grantee have caused this Agreement to be duly executed under seal as of the date first written above.
GRANTOR:
[●],
a [●]
By:
Bruce J. Mackey Jr.
President
GRANTEE:
[●],
a [●]
By:
David J. Hegarty
President

EXHIBIT A-2
FORM OF GRANITE GATE LANDS PURCHASE AGREEMENT

PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
SNH GRANITE GATE LANDS TRUST,
AS PURCHASER,

AND
FIVE STAR QUALITY CARE – OBX OWNER, LLC,
AS SELLER
___________________________
NOVEMBER 8, 2017

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT is made as of November 8, 2017, by and between SNH GRANITE GATE LANDS TRUST, a Maryland real estate investment trust, as purchaser (the “Purchaser”), and FIVE STAR QUALITY CARE – OBX OWNER, LLC, a Maryland limited liability company, as seller (the “Seller”).
WITNESSETH:
WHEREAS, the Seller owns certain vacant land and other real property adjacent to the senior living community known as Granite Gate and having an address at 3850 North US Highway 89, Prescott, Arizona 86301 (the “Granite Gate Community”); and
WHEREAS, the Purchaser desires to purchase the Property (as defined below) from the Seller, and the Seller desires to sell the Property to the Purchaser, subject to and upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:
SECTION I
DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:
1.1    “Agreement”: this Purchase and Sale Agreement, together with all of the Exhibits and Schedules attached hereto, as it and they may be amended from time to time as herein provided. All references to a Schedule or an Exhibit are references to a Schedule or an Exhibit attached to this Agreement unless otherwise indicated.
1.2    “Business Day”: any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.
1.3    “Closing”: the meaning given in Section 2.2.
1.4    “Closing Date”: the meaning given such term in the Granite Gate Community Purchase Agreement.
1.5    “Governmental Authority”: any court, agency, authority, board (including environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any state or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Seller or the Property, or any portion thereof or the business conducted thereon.

1.6    “Granite Gate Community”: the meaning given such term in the recitals to this Agreement.
1.7    “Granite Gate Community Purchase Agreement”: the Purchase and Sale Agreement, dated as of the date hereof, between Five Star Quality Care – Granite Gate, LLC and SNH Granite Gate Inc. for the Granite Gate Community, as it may be amended from time to time.
1.8    “Improvements”: the improvements situated on, or affixed to, the Land.
1.9    “Intangible Property”: collectively, all of the Seller’s right, title and interest in and to the intangible property related to the Real Property, if any.
1.10    “Land”: the parcel or parcels of land described on Exhibit A, together with all easements, rights of way, licenses and appurtenances which the Seller may now own or hereafter acquire with respect thereto.
1.11    “Laws”: all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of any Governmental Authority.
1.12    “Permitted Exceptions”: collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, and (b) the liens, encumbrances and other matters identified on Exhibit B.
1.13     “Personal Property”: collectively, all of the Seller’s right, title and interest in and to all personal property related to the Real Property, if any.
1.14    “Property”: collectively, the Real Property, the Personal Property and the Intangible Property.
1.15    “Purchase Price”: Two Million One Hundred Fifty Thousand and 00/100 Dollars ($2,150,000.00).
1.16    “Purchaser”: the meaning given in the preamble to this Agreement, together with its permitted successors and assigns.
1.17    “Real Property”: collectively, the Land and the Improvements.
1.18    “Seller’s Knowledge”: the actual knowledge of Bruce J. Mackey Jr., Richard A. Doyle, Jr., R. Scott Herzig, Stephen McCray and Katherine E. Potter.
1.19    “Seller”: the meaning given in the preamble to this Agreement, together with its permitted successors and assigns.
1.20    “Title Company”: Stewart Title Guaranty Company.

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SECTION II
PURCHASE AND SALE; CLOSING
2.1    Purchase and Sale. In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.
2.2    Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m., local time, on the Closing Date.
2.3    Purchase Price.
(a)    The purchase price to be paid for the Property shall be the Purchase Price. The Purchase Price shall be paid by the Purchaser to or at the direction of the Seller at the Closing.
(b)    The Purchase Price shall be payable in immediately available federal funds by wire transfer to an account or accounts to be designated by the Seller.
SECTION III
CLOSING DELIVERABLES
3.1    Seller’s Closing Deliverables. At the Closing, the Seller shall deliver to the Purchaser the following:
(a)    A deed, in substantially the same form as the deed by which the Seller took title to the Real Property, duly executed and acknowledged by the Seller, conveying title to the Real Property, free from all liens and encumbrances other than Permitted Exceptions;
(b)    A bill of sale and assignment agreement, in the form of Exhibit C, duly executed and acknowledged by the Seller, with respect to the assignment of all of the Personal Property and the Intangible Property (it being understood and agreed that no portion of the Purchase Price is allocated to any of the foregoing) (the “Assignment Agreements”);
(c)    A settlement statement, duly executed and acknowledged by the Seller, setting forth all of the adjustments and prorations with respect to the Purchase Price as described in Section V;
(d)    An affidavit dated as of the Closing Date, in respect of Section 1445 of the Internal Revenue Code of 1986, as amended, sufficient to provide an exemption under subdivision (b) thereof; and

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(e)    A parties in possession affidavit, mechanic’s lien affidavit, a gap indemnity and such other affidavits, conveyance documents, certificates, deeds and other instruments as the Purchaser or the Title Company may reasonably require.
3.2    Purchaser’s Closing Deliverables. At the Closing, the Purchaser shall deliver to the Seller the Purchase Price payable hereunder and a counterpart of the settlement statement, duly executed and acknowledged by the Purchaser.
SECTION IV
REPRESENTATIONS AND WARRANTIES OF SELLER
4.1    Seller’s Representations. To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as follows:
(a)    Compliance With Law and Permitted Exceptions. To Seller’s Knowledge, the Property and the operation thereof complies in all material respects with all applicable Laws and all Permitted Exceptions, including, without limitation, any applicable licensing requirements related thereto. The Seller has not received, within the last three (3) years prior to the date of this Agreement, any written notice of any violation of any Law with respect to the Property or Permitted Exception which has not been corrected, or of any threatened request, application, proceeding, plan or study in writing which would reasonably be expected to materially and adversely affect the use or zoning of the Property or which would modify or realign any street or highway adjacent to the Property in a way which materially and adversely affect the Property.
(b)    No Licenses and Permits. The Seller does not hold any licenses, permits or other governmental approvals with respect to the Property.
(c)    Other Agreements, Etc. Other than the Permitted Exceptions, there are no other material agreements, contracts or other instruments with respect to or otherwise affecting the Property that will be binding on the Purchaser after the Closing.
(d)    Taxes. To Seller’s Knowledge, other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent, and, to Seller’s Knowledge, no such levies are pending or threatened in writing.
(e)    Hazardous Substances. To Seller’s Knowledge, none of the Seller nor any tenant or other occupant or user of any of the Property, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Property, or any portion thereof, in violation of any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to Seller’s Knowledge, except as disclosed in writing to the Purchaser, the Property is free from any such

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hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.
(f)    Not a Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
4.2    Survival of Seller’s Representations. All representations and warranties made in this Agreement by the Seller shall survive the Closing for a period of one (1) year.
4.3    AS-IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING ANY EXHIBIT OR SCHEDULE) OR IN ANY OTHER DOCUMENTS EXECUTED AND DELIVERED AT OR BEFORE THE CLOSING, THE SELLER HAS NOT MADE (AND THE PURCHASER HAS NOT RELIED UPON), ANY PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PROPERTY, WHETHER MADE BY THE SELLER, ON THE SELLER’S BEHALF OR OTHERWISE. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS EXECUTED AND DELIVERED AT OR BEFORE THE CLOSING, THE PURCHASER (A) HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND (B) IS NOT RELYING UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND BY THE SELLER OR ANYONE ACTING OR CLAIMING TO ACT ON THE SELLER’S BEHALF.

SECTION V
APPORTIONMENTS
5.1    Apportionments.
(a)    Closing Apportionments. The following items shall be apportioned at the Closing as of 12:01 a.m., local time at the Property, on the Closing Date, such that all items of income and expense for the Property prior to the Closing Date shall be for the account of the Seller and all items of income and expense for the Property from and after the Closing Date shall be for the account of the Purchaser:
(i)    real estate taxes and assessments and personal property taxes which have accrued with respect to the Property (regardless of when such taxes or assessments are due and payable);
(ii)    amounts paid or payable under Permitted Exceptions; and
(iii)    all other items of income and expense normally apportioned in sales of property in similar situations in the areas in which the Property is located.

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If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of good faith estimates by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than one (1) year after the Closing Date, which obligation shall survive the Closing.
SECTION VI
MISCELLANEOUS
6.1    Allocation of Liability. It is expressly understood and agreed that the Seller shall be liable to third parties for, and shall indemnify, defend and hold harmless the Purchaser from and against, any and all obligations, claims, losses, damages, liabilities and expenses arising out of events, contractual obligations, acts, or omissions of the Seller that occurred in connection with the ownership or operation of the Property prior to the Closing.
6.2    Brokers. Each of the parties hereto represents to the other party that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. Each party shall indemnify and hold harmless the other party and their respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.
6.3    Notices. All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of delivery sent by the sender’s machine or computer, in the case of a notice by telecopier or electronic mail, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
All such notices shall be addressed,
if to the Seller, to:
c/o Five Star Senior Living Inc.
400 Centre Street
Newton, Massachusetts 02458
Attn: Mr. Bruce J. Mackey Jr.
Telecopier No. (617) 796-8385
E-Mail: bmackey@5ssl.com

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with a copy to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Attn: David C. Djaha
Telecopier No. (646) 728-2936
E-Mail: david.djaha@ropesgray.com
If to the Purchaser, to:
c/o Senior Housing Properties Trust
Two Newton Place, Suite 300
255 Washington Street
Newton, Massachusetts 02458
Attn: Mr. David J. Hegarty
Telecopier No. (617) 796-8349
E-Mail: dhegarty@rmrgroup.com
with a copy to:
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Attn: Nicole Rives
Telecopier No. (617) 338-2880
E-Mail: nrives@sandw.com
By notice given as herein provided, the parties and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other party of such notice.
6.4    Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.
6.5    Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable (a) by the Seller without the written consent of the

7

Purchaser; or (b) by the Purchaser without the written consent of the Seller, except that the Purchaser may assign this Agreement, in whole or in part, to one or more entities wholly owned, directly or indirectly, by the Purchaser or the ultimate parent of the Purchaser; provided, however, that, in the event this Agreement shall be assigned to one or more entities wholly owned, directly or indirectly, by the Purchaser or the ultimate parent of the Purchaser, the Purchaser named herein shall remain liable for the obligations of the “Purchaser” hereunder. In addition, the Purchaser, without the consent of the Seller but after having given written notice to the Seller, may elect to vest title in certain assets comprising the Property to one or more designees of the Purchaser, which election shall not be deemed an assignment and the Purchaser shall remain liable for the obligations of the “Purchaser” hereunder; provided, however, that all such designees shall be affiliates or subsidiaries of the Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
6.6    Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
6.7    Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.8    Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.
6.9    Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
6.10    Time of Essence. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.
6.11    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts and the parties hereby

8

consent to the jurisdiction of the courts of The Commonwealth of Massachusetts with respect to any disagreement as between the parties hereto, , subject to the provisions of the Transaction Agreement, dated as of the date hereof, between Senior Housing Properties Trust and Five Star Senior Living Inc.
6.12    NO LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE PURCHASER, DATED SEPTEMBER 15, 2017, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
6.13    Survival. The provisions of this Section VI shall survive the Closing under this Agreement or the earlier termination of this Agreement.

[Signature Page Follows.]

9

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.
SELLER:
FIVE STAR QUALITY CARE - OBX OWNER, LLC,
a Maryland limited liability company

By:
Bruce J. Mackey Jr.
    President

PURCHASER:
SNH GRANITE GATE LANDS TRUST,
a Maryland real estate investment trust

By:
David J. Hegarty
President

EXHIBIT A
THE LAND

[See attached copy.]

EXHIBIT B
PERMITTED EXCEPTIONS

[See attached copy.]

EXHIBIT C
FORM OF ASSIGNMENT AGREEMENT
[See attached copy.]

GENERAL BILL OF SALE
AND ASSIGNMENT AGREEMENT
THIS GENERAL BILL OF SALE AND ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of [●], [2017/2018], by FIVE STAR QUALITY CARE – OBX OWNER, LLC, a Maryland limited liability company (the “Grantor”), to and for the benefit of SNH GRANITE GATE LANDS TRUST, a Maryland real estate investment trust (the “Grantee”).
W I T N E S S E T H:
WHEREAS, the Grantor and the Grantee are parties to that certain Purchase and Sale Agreement dated as of November 8, 2017 (the “Purchase Agreement”) with respect to certain real property located adjacent to the assisted living community known as Granite Gate and having an address at 3850 North US Highway 89, Prescott, Arizona 86301; and
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Grantor and the Grantee hereby agree as follows:
1.    The Grantor does hereby grant, bargain, sell, assign, transfer, deliver and convey unto the Grantee, all of the Grantor’s right, title and interest in and to the Personal Property and the Intangible Property (as such terms are defined in the Purchase Agreement).
2.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
3.    This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts.
4.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed under seal as of the date first written above.
GRANTOR:
FIVE STAR QUALITY CARE - OBX OWNER, LLC,
a Maryland limited liability company

By:
Bruce J. Mackey Jr.
    President

EXHIBIT B
FORM OF MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT
FOR
[__________________]

[●] [●], 201[●]

MANAGEMENT AGREEMENT
THIS MANAGEMENT AGREEMENT (“Agreement”) is entered into as of [●] [●], 201[●], by and between FVE Managers, Inc., a Maryland corporation (“Manager”), and [TRS] a Maryland corporation (“SNH TRS”).
RECITALS:
WHEREAS, [Owner] (“Owner”) owns certain real property and improvements thereon described in Exhibit A attached hereto (collectively, the “Facility”), which Owner leases to SNH TRS and which is [adjacent to a property owned by an Affiliate of Owner and] operated as an [independent / assisted] living facility; and
WHEREAS, SNH TRS wishes to appoint Manager as manager of the Facility and Manager desires to accept such appointment and manage the Facility, all on the terms and conditions herein provided;
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following terms shall have the following meanings when used in this Agreement:
Section 1.01    “AAA” is defined in Section 15.02(a).
Section 1.02    “Accountants” means RSM US LLP or such other firm of independent certified public accountants as may be approved by SNH TRS and Manager.
Section 1.03    “Adverse Regulatory Event” is defined in Section 8.04(b).
Section 1.04    “Affiliate” means with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Person or (ii) any Person of which a Person is the beneficial owner of a twenty-five percent (25%) or greater interest or (iii) any Person who acquires all or substantially all of the assets of a Person. A Person shall be deemed to control another Person if such Person, directly or indirectly, has the power to direct the management, operations or business of such Person. The term “beneficial owner” for this and other definitions, having the meaning given such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
Section 1.05    “Agreement” means this Management Agreement between SNH TRS and Manager, and any amendments hereto.
Section 1.06    “Annual Operating Budget” is defined in Section 7.01.
Section 1.07    “Appellate Rules” is defined in Section 15.02(g).

Section 1.08    “Approved Budget” is defined in Section 7.01.
Section 1.09    “Award” is defined in Section 15.02(e)
Section 1.10    “Bankruptcy” means, with reference to either party:
(a)    the filing by a party of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by a party that it is unable to pay its debts as they become due, or the institution of any proceeding by a party for its dissolution;
(b)    the consent by a party to an involuntary petition in bankruptcy or the party’s failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition with respect to such party; or
(c)    the entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating a party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of a party’s assets, and such order, judgment or decree’s continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive) in any 12 month period.
Section 1.11    “Base Fee” is defined in Section 3.01.
Section 1.12    “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the Commonwealth of Massachusetts are authorized to close.
Section 1.13    “Capital Replacements” means replacements and renewals of FF&E at the Facility and such repairs, maintenance, alterations, improvements, renewals and replacements to the Facility building and its mechanical systems which are classified as capital expenditures under GAAP.
Section 1.14    “Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Manager or SNH TRS, as the case may be (either, a “Relevant Person”) or of any direct or indirect parent of a Relevant Person (“Parent”), or the power to direct the management and policies of a Relevant Person or Parent, directly or indirectly, (b) the merger or consolidation of a Relevant Person or Parent with and into any Person or the merger or consolidation of any Person with and into a Relevant Person or any Parent (other than the merger or consolidation of any Person into a Relevant Person or Parent that does not result in a Change in Control of a Relevant Person or Parent under clauses (a), (c), (d), (e) or (f) of this definition), (c) any one or more sales, conveyances, dividends or distributions to any Person of all or any material portion of the assets (including capital stock or other equity interests) or business of a Relevant Person or Parent, whether or not otherwise a Change in Control, (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on the date hereof) constituted the board of directors of a Relevant Person or any Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of a Relevant Person or any Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved, but excluding any individual whose initial nomination for, or assumption of, office as a member of such board of directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the board of directors) to constitute a majority of the board of directors of a Relevant Person or any Parent then in office, or (e) the adoption of any proposal (other than a precatory proposal) by a Relevant Person or any Parent not approved by vote of a majority of the directors of a Relevant Person or any Parent, as the case may be, in office immediately prior to the making of such proposal, or (f) the election to the board of directors of a Relevant Person or any Parent of any individual not nominated or appointed by vote of a majority of the directors of a Relevant Person or any Parent in office immediately prior to the nomination or appointment of such individual.
Section 1.15    “Code” means the Internal Revenue Code of 1986, as amended.
Section 1.16    “Condemnation” means a taking by Governmental Authority in an eminent domain, condemnation, compulsory acquisition or similar proceeding for any public or quasi-public use or purpose.
Section 1.17    “Construction Supervision Fee” means an amount equal to three percent (3%) of the amount funded by SNH TRS for Capital Replacements which SNH TRS is required to fund pursuant to Section 3.03 less the amount of any construction supervision (or similar) fees paid to any third party in connection with such Capital Replacements which are funded by SNH TRS.
Section 1.18    “Discount Rate” means the yield reported as of 10:00 A.M. on the Business Day prior to the date of termination of this Agreement on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1) for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the number of years between the date of termination and the scheduled expiration date of the Term (including any extension of the Term, but not in excess of twenty (20) years in any event), plus 300 basis points, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported for the latest day for which such yields shall have been so reported as of the Business Day prior to the date of termination of this Agreement in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having the same maturity, plus 300 basis points. If necessary, U.S. Treasury bill quotations shall be converted to bond equivalent yields in accordance with accepted financial practice and interpolating linearly between reported yields.
Section 1.19    “Disputes” is defined in Section 15.02(a).

Section 1.20    “Event of Default” is defined in Section 14.01, as to Manager, and in Section 14.02, as to SNH TRS.
Section 1.21    “Facility” is defined in the recitals to this Agreement.
Section 1.22    “Facility Expenses” means all costs and expenses related to the maintenance, operation, repair, renovation, replacement and staffing of the Facility that are normally charged as operating expense under GAAP, including: (a) costs of inventory and supplies (including Household Replacements) used in the operation of the Facility; (b) amounts payable to third parties or expenses otherwise incurred with respect to the marketing, advertising, leasing, use, repair or maintenance of the Facility and any expense incurred in order to obtain or maintain any operating permits, licenses, approvals or certifications, including any licensing or registration fees and expenses associated therewith; (c) amounts payable to third parties for billing and collections of amounts due for goods and services provided to patients and Residents, including for the collection of delinquent rentals and other costs required in connection with the enforcement of any lease or resident agreement; (d) amounts payable to third parties under service contracts; (e) amounts payable to third parties for auditing (including any audits that may be required pursuant to Section 6.02), tax preparation, accounting and risk management services and legal fees; (f) all Personnel Costs incurred by Manager for all personnel employed, and independent contractors who provide services, at the Facility or whose services are entirely allocable to the Facility (or a pro rata share of such Personnel Costs in the case of services provided by a regional business manager or a Shared Employee (defined below)); (g) costs of all utilities serving the Facility; (h) costs of insurance premiums for insurance at the Facility; (i) the Base Fee payable to Manager; (j) costs incurred by Manager for electronic data processing equipment, systems, software or services used at the Facility; (k) all Impositions and all related costs (subject to the requirements of Section 5.05); (l) all expenses, including settlement payments, penalties, fines, repayments, consultant or legal fees and any other costs incurred, related to audits, investigations, inquiries or reviews of the Facility or SNH TRS or Owner by a Governmental Authority, accreditation body or a contractor of a Governmental Authority; (m) any other recoupments, repayments, adjustments, reconciliations or other payments made or returned to Residents or third party payors of the Facility and any related consultant and legal fees; (n) costs payable to prevent, cure or correct any violation of Legal Requirements with respect to the Facility or SNH TRS or Owner; and (o) costs incurred to litigate, negotiate and/or settle any civil claim, action or litigation, including any amounts payable pursuant to a settlement, judgment or damages award and related legal fees.
If any Facility Expenses (e.g., advertising, information technology, reporting and other systems for the operation of the Facility and personnel training), but not including Personnel Costs, are shared with other senior housing facilities managed or operated by Manager or its Affiliates (the “Shared Expenses”), whether owned by SNH TRS or its Affiliates or other parties, Manager shall identify such Shared Expenses in the Annual Operating Budget and the basis for allocation. In addition, Manager may allocate as a Facility Expense a pro rata share of the Personnel Costs Manager incurs with respect to any employee or independent contractor, including for Home Office Personnel to the extent allowed by Section 4.03, who provides services at the Facility and at other senior housing facilities managed or operated by Manager (a “Shared Employee”) in accordance with an allocation formula approved by SNH TRS, which approval shall not be unreasonably withheld, conditioned or delayed.
Facility Expenses shall not include, unless otherwise approved by SNH TRS: costs for Home Office Personnel (except as allowed by Section 4.03), costs for Manager’s in-house accounting and reporting systems, software or services to the extent used exclusively at Manager’s home office, other home office and corporate level expenses and travel expenses of personnel assigned to work exclusively at the Facility, except for such Facility related travel expenses as are generally reimbursed or paid pursuant to the Facility’s policies and procedures.
Section 1.23    “FF&E” means furniture, fixtures, furnishings, soft goods, case goods, vehicles, systems and equipment.
Section 1.24    “GAAP” means generally accepted accounting principles as adopted by the American Institute of Certified Public Accountants.
Section 1.25    “Governmental Authority” means any United States federal, state or local government or political subdivision thereof, or any court, administrative agency or commission or other quasi-governmental authority or instrumentality or any subdivision thereof.
Section 1.26    [“Granite Gate Facility” means the independent living facility owned by an Affiliate of Owner and managed by Manager which is adjacent to the Facility.]
Section 1.27    [“Granite Gate Facility Management Agreement” means the Management Agreement dated [●], 2017 by and between Manager and SNH Granite Gate Tenant LLC pursuant to which Manager manages the Granite Gate Facility.]
Section 1.28    [“Granite Gate Lands” means the real property located adjacent to the Facility which is owned by an Affiliate of Owner and managed by Manager.]
Section 1.29    Gross Revenues” means all revenues derived from operating the Facility, determined in accordance with GAAP, including: income (from both cash and credit transactions, net of any fee therefor and net of any contractual allowances granted to third party payors) from community fees, monthly occupancy fees, health care fees, third party reimbursement or payments and any and all other fees and payments received from or on behalf of Residents; income from food and beverage and catering sales; income from vending machines, and proceeds, if any, from business interruption insurance and all other revenues from the operation of the Facility; provided that, Gross Revenues shall not include: (i) gratuities to employees at the Facility, (ii) federal, state or municipal excise, sales or use taxes or similar taxes imposed at the point of sale and collected directly from Residents or guests of the Facility or included as part of the sales price of any goods or services, (iii) proceeds from the sale of FF&E and any other capital asset, (iv) interest received or accrued with respect to the monies in any accounts referred to in Section 5.04, (v) proceeds of any financing or refinancing of the Facility, (vi) proceeds of any insurance policy (except business interruption insurance) or condemnation or other taking, (vii) any cash refunds, rebates or discounts to Residents of the Facility, cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof to the extent not reflected in contractual allowances, (viii) proceeds from any sale of the Facility or any other capital transaction, (ix) Resident funds on deposit or security deposits until such time and to the extent as the same are applied to current fees due for services rendered, (x) awards of damages, settlement proceeds and other payments received by SNH TRS in respect of any litigation other than litigation to collect fees due for services rendered at the Facility and (xi) payments under any policy of title insurance. Any community fees or deposits that are refunded to a Resident shall be deducted from Gross Revenues during the month in which such refunds are made, if previously included in Gross Revenues.
Section 1.30    “Home Office Personnel” is defined in Section 4.03.
Section 1.31    “Household Replacements” means supply items including linen, china, glassware, silver, uniforms, and similar items.
Section 1.32    “Impositions” means all levies, assessments and similar charges, including: all water, sewer or similar fees, rents, rates, charges, excises or levies, vault license fees or rentals; license and regulatory approval fees; inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever (and all interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on the Facility, SNH TRS or Manager with respect to the Facility or the operation thereof, or otherwise in respect of or be a lien upon the Facility (including, on any of the inventories or Household Replacements now or hereafter located therein). Impositions shall not include (i) any income or franchise taxes payable by SNH TRS or Manager or (ii) any franchise, corporate, capital levy or transfer tax imposed on SNH TRS or Manager.
Section 1.33    “Incentive Fee” is defined in Section 5.01.
Section 1.34    “Intellectual Property” means (i) all software developed and owned by Manager or an Affiliate of Manager; and (ii) all written manuals, instructions, policies, procedures and directives issued by Manager to its employees at the Facility regarding the procedures and techniques to be used in operation of the Facility.
Section 1.35    “Interest Rate” means an annual rate of 8%, but not higher than the highest rate permitted by law.
Section 1.36    “Invested Capital” means an amount equal to the purchase price of the Facility paid by Owner (including acquisition expenses and the principal amount of any indebtedness secured by a Mortgage and any refinancing thereof), increased by any amounts paid by SNH TRS, or Owner, for Capital Replacements (and excluding amounts funded by SNH TRS for Working Capital) as reflected on the books and records of Owner and SNH TRS, less any amounts representing proceeds from the sale of Capital Replacements or any other capital asset, and in all events, subject to adjustment based on any audit conducted pursuant to Section 6.03(b).
Section 1.37    “Lease” is defined in Section 8.02(a).
Section 1.38    “Legal Requirements” means any permit, license, certificate, law, code, rule, ordinance, regulation or order of any Governmental Authority, Board of Fire Underwriters or any

body similar to any of the foregoing having jurisdiction over the business or operation of the Facility or the matters which are the subject of this Agreement, including any Resident care or health care, building, zoning or use laws, ordinances, regulations or orders, environmental protection laws and fire department rules.
Section 1.39    “Manager” is defined in the initial paragraph of this Agreement.
Section 1.40    “Management Fees” means the Base Fee and the Incentive Fee.
Section 1.41    “Mortgage” means any mortgage or deed of trust recorded against the Facility.
Section 1.42    “Owner” is defined in the Recitals to this Agreement.
Section 1.43    “Person” means any natural person, corporation, limited liability company, trust, joint venture, partnership, Governmental Authority or other entity.
Section 1.44    “Personnel Costs” means total cash compensation, costs of training programs, hiring expenses, severance payments, payroll taxes, workers’ compensation, travel expenses, incentive programs (e.g., workers’ compensation and risk management related incentive programs) and employee fringe benefits payable to such personnel.
Section 1.45    “Proprietary Marks” means all trademarks, trade names, symbols, logos, slogans, designs, insignia, emblems, devices and service marks which are used by Manager to identify the Facility, whether they are now or hereafter owned by Manager or any of its Affiliates, and whether or not they are registered under the laws of the United States.
Section 1.46    “Residents” means the individuals residing at the Facility.
Section 1.47    “Rules” is defined in Section 15.02(a).
Section 1.48    “SNH TRS” is defined in the initial paragraph to this Agreement.
Section 1.49    “SNH TRS Priority Return” means an annual amount equal to seven percent (7%) of Invested Capital.
Section 1.50    “State” means the state in which the Facility is located and any regulatory agencies within the State with overview authority or other authority over the Facility, and any other state that asserts regulatory authority over the Facility or with respect to its Residents, to the extent thereof.
Section 1.51    “Term” is defined in Section 12.01.
Section 1.52    “Termination Fee” means an amount equal to the present value of the payments that would have been made to Manager between the date of termination and the scheduled expiration date of the Term (including any extension of the Term, but not for a period in excess of twenty (20) years in any event) as Management Fees if this Agreement had not been terminated, calculated based upon the average of the Management Fees earned in each of the three (3) calendar years ended prior to the Termination Date, discounted at an annual rate equal to the Discount Rate.
Section 1.53    “Unsuitable for Use” means, as a result of damage, destruction or partial Condemnation, the Facility cannot be reasonably expected to be restored to its prior condition within nine (9) months and/or, in the good faith judgment of Manager, after restoration or partial Condemnation the Facility cannot be operated on a commercially practicable basis.
Section 1.54    “Working Capital” means funds used in the day-to-day operation of the Facility.
ARTICLE II
APPOINTMENT OF MANAGER

Section 2.01    Appointment of Manager. SNH TRS hereby appoints Manager as the sole and exclusive Manager for the daily operation and management of the Facility. Manager accepts such appointment and further agrees to:
(a)    perform the duties of Manager under this Agreement in compliance with this Agreement, including Section 4.06;
(b)    (i) supervise and direct the management and operation of the Facility in a financially sound, cost-effective and efficient manner; and (ii) establish and maintain programs to promote the most effective utilization of the Facility’s services and maximize occupancy and Gross Revenues;
(c)    provide quality services to Residents in a manner complying with all Legal Requirements and the form of resident agreement in use at the Facility;
(d)    establish appropriate marketing programs;
(e)    maintain well trained, quality staff, in sufficient number, at the Facility;
(f)    institute (i) a sound financial accounting system for the Facility, (ii) adequate internal fiscal controls through proper budgeting, accountant procedures and timely financial performance and (iii) sound billing and collection procedures and methods; and
(g)    diligently monitor and assure physical plant maintenance and housekeeping consistent with a first class independent or assisted living facility (or such other type of senior living facility as the Facility may then be operated as).
ARTICLE III
PAYMENTS TO MANAGER; WORKING CAPITAL; CAPITAL REPLACEMENTS; INSUFFICIENT FUNDS
Section 3.01    Management Fees. As compensation for the services to be rendered by Manager under this Agreement, Manager shall receive a management fee (“Base Fee”) during the

Term equal to five percent (5%) of the Gross Revenues of the Facility and, if applicable, the Incentive Fee. No amount paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of patients by either party or any of its Affiliates to the other party or any of its Affiliates. The compensation being paid constitutes the fair market value of the services being provided in light of the costs being incurred and the time, energy, training, expertise and skills required therefor, and is consistent with amounts that would result from arm’s-length negotiations between unrelated parties.
Section 3.02    Working Capital. Upon execution of this Agreement, SNH TRS will advance to Manager, as Working Capital, an amount equal to $1,500, multiplied by the number of units at the Facility. Manager may, from time to time, request SNH TRS to fund additional amounts as Working Capital to pay Facility Expenses and if the parties do not agree on such additional amounts, the matter shall be referred to arbitration.
Section 3.03    Capital Replacements. The cost of all Capital Replacements in an Approved Budget shall be funded by SNH TRS. Funding will be made by SNH TRS from time to time, after receipt by SNH TRS of such information from Manager regarding the acquisition, initiation or implementation of any Capital Replacements and the progress and performance thereof as SNH TRS may reasonably require. In consideration of Manager’s management of Capital Replacements, SNH TRS shall pay Manager a Construction Supervision Fee for any Capital Replacements required to be made or approved by SNH TRS hereunder. Manager shall include the Construction Supervision Fee in the budget for the Capital Replacement for approval by SNH TRS. The Construction Supervision Fee will be paid monthly in arrears based on Capital Replacements made in such month.
Section 3.04    Insufficient Funds. If at any time available Working Capital is insufficient to pay Facility Expenses and SNH TRS has not timely funded additional amounts for such purpose or SNH TRS has not timely funded Capital Replacements, Manager shall have no obligation to advance its own funds therefor and is relieved of any obligation to pay Facility Expenses or the cost of Capital Replacements to such extent. If Manager does advance its own funds, at such time as SNH TRS advances funds to reimburse Manager, whether by agreement or pursuant to an Award, SNH TRS shall pay Manager interest on such amounts at the Interest Rate from the date of Manager’s advance of funds to the date of reimbursement. If the Award includes interest, SNH TRS shall be entitled to offset such interest against its obligation under this Section 3.04.
ARTICLE IV
MANAGEMENT SERVICES
Section 4.01    Authority of Manager and Management Services. Subject to the terms of this Agreement, Manager shall have discretion and control, free from interference, interruption or disturbance from SNH TRS or those claiming by, through or under SNH TRS, in all matters relating to the day-to-day management and operation of the Facility. Such discretion and control shall include the authority to negotiate and execute contracts in its own name, in the name of and on behalf of SNH TRS and/or the Facility, in each case, subject to the terms of this Agreement. Manager shall implement all aspects of the operation of the Facility in accordance with the terms of this Agreement, and shall have responsibility and commensurate authority for all such activities. Without limiting the generality of the foregoing, in addition to any other services set forth in this Agreement, Manager shall, consistent with the Approved Budget:
(a)    enter into all contracts, leases and agreements required in the ordinary course of business for the supply, operation, maintenance of and provision of services to the Facility (including food procurement, building services (including cleaning, trash removal, snow plowing, landscaping, carpet cleaning and pest control), utilities and licenses and concessions for commercial space in the Facility); provided that, unless specifically set forth in the Approved Budget, Manager shall obtain the written consent of SNH TRS before entering into any contract, lease or agreement not terminable on ninety (90) days notice without payment of premium or penalty, which consent shall not be unreasonably withheld, conditioned or delayed;
(b)    purchase such inventories, provisions, food, supplies, Household Replacements and other expendable items as are necessary to operate and maintain the Facility in the manner required pursuant to this Agreement;
(c)    provide care to Residents in compliance with the resident agreements in use at the Facility and set all Resident fees and charges including those for accommodation, food services and care services;
(d)    in its own name and on behalf of and, with the consent of SNH TRS, in the name of SNH TRS, which consent shall not be unreasonably withheld, conditioned or delayed, to institute and/or defend, as the case may be, any and all legal actions or proceedings relating to the management and operation of the Facility;
(e)    prepare a marketing plan and direct all the marketing efforts; and
(f)    oversee, manage and direct all day-to-day operations.
Section 4.02    Hiring and Training of Staff. Manager shall have in its employ or under contract at all times a sufficient number of capable employees or independent contractors meeting all Legal Requirements, to enable it to properly, adequately, safely and economically manage, operate, maintain and account for the Facility. All matters pertaining to the retention, employment, supervision, compensation, training, promotion and discharge of such employees or independent contractors are the responsibility of Manager. All such individuals shall be employees or independent contractors of Manager. Manager shall comply with all applicable Legal Requirements having to do with employers including, worker’s compensation, unemployment insurance, hours of labor, wages, working conditions and withholding of taxes from employee wages. Manager shall have the power to hire, dismiss or transfer the executive director at the Facility, provided Manager shall keep SNH TRS informed with respect to Manager’s intentions to transfer or terminate the executive director and shall consult with SNH TRS with respect to the hiring of a replacement, it being understood that any final decision shall be made by Manager. If SNH TRS becomes dissatisfied with the performance of the executive director, SNH TRS shall have the right to confer with representatives of Manager to discuss the replacement of the executive director or other action, which shall be within the discretion of Manager.

Section 4.03    Manager’s Home Office Personnel. Manager may, in its discretion, provide its services under this Agreement through its Home Office Personnel, provided that the Personnel Costs for such Home Office Personnel shall not be a Facility Expense unless agreed to in advance by SNH TRS. Manager shall further make its Home Office Personnel available for consultation and advice related to the Facility without charge other than its Management Fee. If SNH TRS requests a type, form or level of service from Manager’s Home Office Personnel of a nature that would otherwise be a Facility Expense, Manager shall provide such services by Home Office Personnel for an additional cost to be agreed to in advance by Manager and SNH TRS, which shall be a Facility Expense. The term “Home Office Personnel” shall include Manager’s home office staff with experience in areas such as accounting, budgeting, finance, legal, human resources, construction, development, marketing, food service and purchasing, among other areas.
Section 4.04    Resident Agreements. Manager shall submit any forms of resident agreements or other occupancy agreements used in conjunction with the Facility for SNH TRS’s approval before they are used. Manager shall act as an authorized representative of SNH TRS in executing resident agreements and occupancy agreements, but Manager shall not enter into such agreements for a duration of more than one year without the prior consent of SNH TRS, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 4.05    Contracts with Affiliates. Except for those Affiliates listed on Schedule 4.05, Manager shall not engage or pay any compensation to any Affiliate of Manager for the provision of services in connection with this Agreement unless (a) such party is fully qualified and experienced to provide the required services, (b) both the scope of services and the compensation payable to such Affiliate for the services are consistent with then current market standards or comparable arm’s-length transactions, and (c) Manager discloses such engagement to SNH TRS as a transaction with an Affiliate of Manager.
Section 4.06    Legal Requirements.
(a)    Subject to SNH TRS’s discharge of its obligations under Section 4.06(b), Manager shall obtain and maintain on behalf of and in the name of the Facility and/or SNH TRS (as applicable) all permits, licenses and certificates required by any Governmental Authority for the use, operation or management of the Facility as a licensed independent or assistant living facility (or such other type of senior living facility as the Facility may then be operated as) providing personal care services in the State.
(b)    SNH TRS agrees: (i) to sign promptly all applications for permits, licenses, and certificates necessary for the use, operation and management of the Facility required by any Governmental Authority and all cost reports and other submissions for reimbursement or other payments related to the goods and services furnished to patients and Residents at the Facility and (ii) to provide promptly such information and perform such acts as are required in order for Manager to complete any such application and/or obtain and/or maintain any such permits, licenses, or certificates and/or prepare, complete and/or file any such cost reports or other submissions for payments related to the goods and services furnished to patients and Residents at the Facility.

(c)    Manager shall cause all things to be done in and about the Facility as may be reasonably necessary to comply with all applicable Legal Requirements respecting the use, operation and management of the Facility. Manager shall keep its corporate organization in good standing in the State and shall maintain all corporate permits and licenses required by the State.
(d)    If either party receives any written notice, report or other correspondence from a Governmental Authority which asserts a deficiency relating to the operation of the Facility or otherwise relates to the actual or threatened suspension, revocation, or any other action adverse to any permit, license or certificate required or necessary to use, operate or maintain the Facility, such party shall give the other party prompt notice thereof and not later than three (3) Business Days after receipt.
ARTICLE V
COLLECTIONS AND PAYMENTS
Section 5.01    Collection and Priorities for Distribution of Gross Revenues. Manager shall collect all Gross Revenues and shall apply the Gross Revenues in the following order of priority:
(1)    First, to pay all Facility Expenses (excluding the Base Fee),
(2)    Second, to Manager, to pay the Base Fee and any interest that may have accrued pursuant to Section 5.02,
(3)    Third, to SNH TRS, to pay an amount equal to the SNH TRS Priority Return, and
(4)    Fourth, of the balance, to pay twenty percent (20%) (the “Incentive Fee”) to Manager and eighty percent (80%) to SNH TRS.
Section 5.02    Timing of Payments. Payment of the Facility Expenses, excluding the Base Fee, shall be made in the ordinary course of business to the extent of available Gross Revenues and Working Capital. The Base Fee and accrued interest, if any, shall be paid on the first Business Day of each calendar month, in advance, based upon Manager’s then estimate of the prior month’s Gross Revenues. The SNH TRS Priority Return and accrued interest, if any, shall be paid on the first Business Day of each calendar month, in advance in approximately equal monthly installments, based upon Invested Capital most recently reported to Manager by SNH TRS. The Base Fee and SNH TRS Priority Return shall be subject to adjustment by increasing or decreasing the payment due in the following month based upon the Gross Revenues reflected in the monthly financial statements and increases or decreases in Invested Capital reported to Manager by SNH TRS, as the case may be. If the Base Fee is not paid in full for any calendar year, the unpaid amount shall bear interest at the Interest Rate and such unpaid amount and accrued interest shall continue to be payable pursuant to clause (2) of Section 5.01 in subsequent years until paid in full. If the SNH TRS Priority Return is not paid in full for any calendar year, the unpaid amount shall not continue to be payable pursuant to clause (3) of Section 5.01 in subsequent years. Amounts payable pursuant to clause (4) of Section 5.01 shall be paid on the last Business Day of the January following the end of each calendar year, in arrears, and shall be based upon SNH TRS’s annual financial statement for such calendar year. Additional adjustments to all payments will be made on an annual basis based upon any audits conducted pursuant to Section 6.03.
Section 5.03    Credits and Collections. Manager shall adopt credit and collection policies and procedures. Manager shall institute monthly billing by the Facility and take all steps necessary to collect accounts and monies owed to the Facility, which may include the institution of legal proceedings.
Section 5.04    Depositories for Funds. Manager shall maintain one or more accounts in the name of SNH TRS in one or more banks selected by Manager and approved by SNH TRS and may deposit therein all Gross Revenues and other funds collected or received by Manager and due to SNH TRS as owner of the Facility. Manager shall be authorized to access the accounts without the approval of SNH TRS, subject to any limitation on the maximum amount of any check, if any, established between Manager and SNH TRS as part of the Annual Operating Budget. SNH TRS shall be a signatory on all accounts maintained with respect to the Facility, and SNH TRS shall have the right to require that SNH TRS’s signature be required on all checks/withdrawals after the occurrence of an Event of Default by Manager under this Agreement. SNH TRS shall provide such instructions to the applicable bank(s) as are necessary to permit Manager to implement Manager’s rights and obligations under this Agreement, provided the failure of SNH TRS to provide such instructions shall relieve Manager of its obligations hereunder until such time as such failure is cured.
Section 5.05    Impositions. All Impositions which accrue during the Term (or are properly allocable to such Term under GAAP) shall be paid by Manager before any fine, penalty or interest is added thereto or lien placed upon the Facility or this Agreement, unless payment thereof is stayed. SNH TRS shall within five (5) Business Days after the receipt of any invoice, bill, assessment, notice or other correspondence relating to any Imposition, furnish Manager with a copy thereof. Either SNH TRS or Manager may initiate proceedings to contest any Imposition (in which case each party agrees to sign the required applications and otherwise cooperate with the other party in expediting the matter). Unless part of an Approved Budget, incurrence of all costs by Manager of any negotiations or proceedings with respect to any such contest shall be subject to SNH TRS’s prior consent, which shall not be unreasonably withheld, conditioned or delayed. Nothing in this Agreement is intended to modify the respective responsibility that the parties would otherwise have to pay such Impositions as may be due and payable.
ARTICLE VI
ACCOUNTING; FINANCIAL STATEMENTS; AUDIT
Section 6.01    Accounting. Manager shall establish and administer accounting procedures and controls and systems for the development, preparation and safekeeping of records and books of accounting relating to the business and financial affairs of the Facility, including payroll, accounts receivable and accounts payable.
Section 6.02    Financial Statements and Reports. Not later than ten (10) Business Days after the end of each calendar month, Manager shall prepare and deliver to SNH TRS a balance sheet and related statement of income and expense for such calendar month and for the then current calendar year to date, certified by Manager’s Controller on a monthly basis and by Manager’s Chief Financial Officer on a quarterly basis as being true and correct to the best of his/her knowledge, with a comparison to the Approved Budget.
The monthly financial statements shall be in such format as SNH TRS may reasonably require. Manager shall provide such other financial statements as SNH TRS may from time to time reasonably request. In addition, at the request of SNH TRS, any or all of the financial statements shall be audited by the Accountants as soon as practicable after such request.
Upon request, Manager shall also provide SNH TRS with information relating to the Facility, Manager and its Affiliates that (i) may be required in order for SNH TRS or its Affiliates to prepare financial statements and to comply with any applicable tax and securities laws and regulations, (ii) may be required for SNH TRS or any of its Affiliates to prepare federal, state, provincial or local tax returns or (iii) is of the type that Manager customarily prepares for other owners of facilities it manages, and such other or special reports as Manager may from time to time determine are necessary or as SNH TRS may reasonably request.
Section 6.03    Audit Rights.
(a)    SNH TRS and its representatives shall have the right at all reasonable times during usual business hours to audit, examine, and make copies of books of account (including copying any records contained in electronic media) maintained by Manager with respect to the Facility, which audit or examination may cover any time period during the Term at SNH TRS’s discretion. Such right may be exercised through any agent or employee designated by SNH TRS or by an independent public accountant designated by SNH TRS.
(b)    Manager and its representatives shall have the right at all reasonable times during usual business hours to audit, examine, and make copies of books of account (including copying any records contained in electronic media) maintained by SNH TRS with respect to the Invested Capital and Capital Requirements, which audit or examination may cover any time period during the Term at Manager’s discretion. Such right may be exercised through any agent or employee designated by Manager or by an independent public accountant designated by Manager.
ARTICLE VII
ANNUAL OPERATING BUDGET
Section 7.01    Annual Operating Budget. Manager shall, on or before December 20 in each calendar year during the Term, deliver to SNH TRS for SNH TRS’s approval, an annual operating budget for the Facility for the next calendar year (the “Annual Operating Budget”) which shall include separate line items for Capital Replacements and set forth an estimate, on a monthly basis, of Gross Revenues and Facility Expenses, together with an explanation of anticipated changes to Resident charges, payroll rates and positions, non-wage cost increases, the proposed methodology and formula employed by Manager in allocating shared Facility Expenses, and all other factors differing from the then current calendar year. The Annual Operating Budget shall be accompanied by a narrative description of operating objectives and assumptions. If SNH TRS does not approve an Annual Operating Budget or any portion thereof, it shall do so, to the extent practicable, on a line item basis. Manager and SNH TRS shall cooperate to resolve disputed items, provided if the Annual Operating Budget is not approved by SNH TRS within thirty (30) days of SNH TRS’s receipt, Manager shall operate under the expired Annual Operating Budget until a new Annual Operating Budget is approved, provided that line items for Impositions, insurance premiums and utilities shall be the amounts actually incurred for such items. If agreement on the Annual Operating Budget cannot be reached within forty-five (45) days of SNH TRS’s receipt (which time may be extended upon mutual agreement of the parties), the matter shall be resolved by arbitration. The Annual Operating Budget as approved by SNH TRS, or as resolved by arbitration, will be the “Approved Budget” for the applicable calendar year. Manager will obtain SNH TRS’s prior approval for any expenditure which will, or is reasonably expected to, result in a variance of five percent (5%) or more of any Approved Budget. For that portion of the Term ending December 31, [2017], except as otherwise agreed by SNH TRS and Manager, the Approved Budget will be the budget of the prior manager of the Facility, a copy of which has been previously provided to Manager.
ARTICLE VIII
TAX MATTERS; REIT QUALIFICATION
Section 8.01    Tax Matters. Manager shall use commercially reasonable efforts to operate the Facility in a manner to best assure that SNH TRS and the Facility receive all benefits of applicable tax exemptions and/or credits available thereto from any Governmental Authority. Manager will prepare or cause to be prepared all tax returns required in the operation of the Facility, which include payroll, sales and use tax returns, personal property tax returns and business, professional and occupational license tax returns. Manager shall timely file or cause to be filed such returns as required by the State; provided that, SNH TRS shall promptly provide all relevant information to Manager upon request, and any late fees or penalties resulting from delays caused by SNH TRS shall be borne by SNH TRS. Manager shall not be responsible for the preparation of SNH TRS’s federal or state income tax returns, provided Manager shall cooperate fully with SNH TRS as may be necessary to enable SNH TRS to file such federal or state income tax returns, including by preparing data reasonably requested by SNH TRS and submitting it to SNH TRS as soon as reasonably practicable following such request.
Section 8.02    REIT Qualification.
(a)    Manager shall take all commercially reasonable actions reasonably requested by SNH TRS or Owner for the purpose of qualifying Owner’s rental income from SNH TRS under the lease between Owner and SNH TRS for the Facility (“Lease”) as “rents from real property” pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code. Manager shall not be liable if such reasonably requested actions, once implemented, fail to have the desired result of qualifying Owner’s rental income from SNH TRS under the Lease as “rents from real property” pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code. This Section 8.02 shall not apply in situations where an Adverse Regulatory Event has occurred; instead, Section 8.04 shall apply.

(b)    If SNH TRS or Owner wish to invoke the terms of Section 8.02(a), SNH TRS or Owner (as appropriate) shall contact Manager and the parties shall meet with each other to discuss the relevant issues and to develop a mutually-agreed upon plan for implementing such reasonably requested actions.
(c)    Any additional out-of-pocket costs or expenses incurred by Manager in complying with such a request shall be borne by SNH TRS (and shall not be a Facility Expense). SNH TRS shall reimburse Manager for such expense or cost promptly, but not later than five (5) Business Days after such expense or cost is incurred.
Section 8.03    Further Compliance with Section 856(d) of the Code. Commencing with the date of this Agreement and continuing throughout the Term, Manager intends to qualify as an “eligible independent contractor” as defined in Section 856(d)(9)(A) of the Code, and:
(a)    Manager shall use commercially reasonable efforts not to cause the Facility to fail to qualify as “qualified health care property” as defined in Section 856(e)(6)(D)(i) for purposes of Section 856(d)(8)(B) and Section 856(d)(9) of the Code;
(b)    Manager shall not own, directly or indirectly or constructively (within the meaning of Section 856(d)(5) of the Code), more than thirty-five percent (35%) of the shares of Senior Housing Properties Trust, a Maryland real estate investment trust, whether by vote, value or number of shares, and Manager shall otherwise comply with any regulations or other administrative or judicial guidance existing under said Section 856(d)(5) of the Code with respect to such ownership limits; Manager shall cause its ultimate parent, Five Star Senior Living Inc. to enforce the restrictions in its charter documents regarding five percent (5%) or greater owners;
(c)    Manager shall be actively engaged (or shall, within the meaning of Section 856(d)(9)(F) of the Code, be related to a person that is so actively engaged) in the trade or business of operating “qualified health care property” (defined below) for a person who is not a “related person” within the meaning of Section 856(d)(9)(F) of the Code with respect to Owner or SNH TRS. For these purposes, the parties agree that the activities, as of the date of this Agreement, of Manager’s affiliate, FSQ, Inc., a Delaware corporation and a related person as to Manager within the meaning of Section 856(d)(9)(F) of the Code, including in particular the management contracts pursuant to which FSQ, Inc. has been and is formally engaged as manager by other affiliates (but not subsidiaries) of Manager, render Manager in compliance with the previous sentence. Manager, without the prior consent of SNH TRS, shall not permit or suffer FSQ, Inc.’s level of management activity in respect of “qualified health care properties” to be materially less than its level of such activity on the date of this Agreement;
(d)    A “qualified health care property” is defined by reference to Section 856(e)(6)(D)(i) of the Code and means any real property, and any personal property incident to such real property, which is a “health care facility” described in Section 856(e)(6)(D)(ii) or is necessary or incidental to the use of a health care facility. A “health care facility” means: a hospital; a nursing facility; an assisted living facility; a congregate care facility; a qualified continuing care facility; or another licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility; and
(e)    Manager, without the prior consent of SNH TRS, which consent shall not be unreasonably withheld, conditioned or delayed, shall not permit or suffer:
(i)    Manager to fail to continue as a corporation under state law and taxable under the Code as an association;
(ii)    Manager’s affiliate, FSQ, Inc., a Delaware corporation, to fail to be a corporation under state law and taxable under the Code as an association; or
(iii)    for so long as Owner or SNH TRS or any Affiliate of Owner or SNH TRS shall seek to qualify as a “real estate investment trust” under the Code, Manager to be reorganized, restructured, combined, merged or amalgamated with any Affiliate (as to Manager) in such manner that any such Affiliate would, or could, be expected to adversely affect (including, e.g., by application of any Person’s actual “disregarded entity” status under the Code) the status that Manager has as a Code Section 856(d)(9)(A) “eligible independent contractor” at a “qualified health care property” owned or leased by Owner or SNH TRS.
Section 8.04    Adverse Regulatory Event.
(a)    In the event of an Adverse Regulatory Event arising from or in connection with this Agreement, SNH TRS and Manager shall work together in good faith to amend this Agreement to eliminate the impact of such Adverse Regulatory Event; provided, however, Manager shall have no obligation to materially reduce its rights or materially increase its obligations under this Agreement, all taken as a whole, or to bear any out-of-pocket costs or expenses under this Section 8.04. Manager shall not be liable if any such amendment, once operative, fails to have the desired result of eliminating the impact of an Adverse Regulatory Event.
(b)    For purposes of this Agreement, the term “Adverse Regulatory Event” means any time that a new law, statute, ordinance, code, rule, regulation or an administrative or judicial ruling imposes, or could impose in Owner’s or SNH TRS’s reasonable opinion, any material threat to Senior Housing Properties Trust’s qualification for taxation as a “real estate investment trust” under the Code or to the treatment of amounts paid to Owner under the Lease as “rents from real property” under Section 856(d) of the Code.
(c)    SNH TRS shall promptly inform Manager of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance with respect to Section 856(d) of the Code.

ARTICLE IX
FINANCING; INSPECTION
Section 9.01    Financing of the Facility. Manager shall cooperate with Owner and SNH TRS in connection with any financing by Owner of the Facility.
Section 9.02    SNH TRS’s Right To Inspect. SNH TRS or its employees, representatives, lenders or agents shall have access to the Facility and the files, books, accounts, and records of Manager related to the Facility at any and all reasonable times during usual business hours for the purpose of inspection or showing the Facility to prospective purchasers, investors, Residents or mortgagees.
ARTICLE X
REPAIRS AND MAINTENANCE
Section 10.01    Repairs, Maintenance and Capital Replacements. Manager shall maintain the Facility in good, orderly, clean and safe repair and condition consistent with a first class independent or assistant living facility (or such other type of senior living facility as the Facility may then be operated as), and in conformity with Legal Requirements. Manager shall make such routine and preventive maintenance, repairs and minor alterations, the cost of which can be expensed under GAAP, as it, from time to time, deems necessary for such purposes, consistent with the Approved Budget. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues. Manager shall make such Capital Replacements as are contemplated by the Approved Budget and funded by SNH TRS. The cost of such Capital Replacements shall be funded by SNH TRS.
Section 10.02    Emergency Repairs. If either party has actual knowledge of, or receives a written order or notice from a Governmental Authority, pertaining to a violation or potential violation of any Legal Requirement relating to the physical condition of the Facility or the continued safe operation of the Facility, such party shall give the other party prompt notice thereof and not later than three (3) Business Days after obtaining such knowledge or in the case of an order or notice from a Governmental Authority, receipt. Manager shall recommend appropriate remedial action to SNH TRS and subject to SNH TRS’s consent (which shall not be unreasonably withheld, conditioned or delayed), take such remedial action, provided Manager shall be authorized to take appropriate remedial action consisting of repairs or maintenance to the Facility without receiving SNH TRS’s prior consent: (a) in an emergency threatening the safety of such Facility or its Residents, invitees or employees or imminent material physical damage to the Facility, or (b) if the continuation of the given condition will subject Manager and/or SNH TRS to regulatory, civil, or criminal liability or result in the suspension or revocation of a material permit, license or certificate. Any disagreement regarding the necessity of taking such remedial action and/or the funding of the cost thereof that is not resolved by the parties within ten (10) Business Days shall be resolved by arbitration.
Section 10.03    Liens. Manager shall use commercially reasonable efforts to prevent any liens from being filed against the Facility which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Facility. Manager shall not file any lien against the Facility.

Section 10.04    Ownership. All repairs, replacements, alterations and additions shall be the property of Owner or SNH TRS, as may be provided in the lease of the Facility.
Section 10.05    Casualty or Condemnation. If, during the Term, the Facility is (a) totally destroyed by fire or other casualty or there is a Condemnation or (b) partially destroyed by fire or other casualty or there is a partial Condemnation and as a result the Facility is Unsuitable for Use, either Manager or SNH TRS may terminate this Agreement by sixty (60) days written notice to the other and SNH TRS and/or Owner shall be entitled to retain the insurance proceeds or Condemnation award, as the case may be.
If, as a result of partial destruction or partial Condemnation, the Facility is not rendered Unsuitable for Use, SNH TRS shall (or shall cause the Owner to) make the insurance proceeds or award received by SNH TRS and/or Owner available to Manager as necessary to repair or restore the destroyed or untaken portion of the Facility to the same condition as existed previously, provided Manager shall have the right to discontinue operating all or a portion of the Facility pending completion of the repairs or restoration as necessary to comply with Legal Requirements or for the safe and orderly operation of the Facility.
If the cost of repair or restoration is less than the insurance proceeds or award received by SNH TRS and/or Owner, SNH TRS shall (or shall cause the Owner to) make available the funds necessary to permit the Facility or the untaken portion to be repaired and restored. If the cost of the repair or restoration exceeds the amount of insurance proceeds or award, Manager shall give notice to SNH TRS and Owner setting forth in reasonable detail the nature of such deficiency, and SNH TRS and Owner shall promptly advise Manager whether SNH TRS and/or Owner will fund the deficiency. If neither SNH TRS nor Owner elect to fund the deficiency, Manager may terminate this Agreement by notice to SNH TRS.
Any obligation of SNH TRS and/or Owner to make funds available to Manager to repair or restore the Facility is subject to the requirements of any Mortgage.
Notwithstanding any provisions of this Section 10.05 to the contrary, if partial destruction or a partial Condemnation occurs during the last twelve (12) months of the Term (including any renewal) and if full repair and restoration would not reasonably be expected to be completed prior to the date that is nine (9) months prior to the end of the Term (including any renewal), the provisions of this Section 10.05 shall apply as if the Facility had been rendered Unsuitable for Use.
ARTICLE XI
INSURANCE
Section 11.01    General Insurance Requirements. Manager shall, at all times during the Term, keep (or cause to be kept) the Facility and all property located therein or thereon, insured against the risks and in such amounts as is against such risks and in such amounts as SNH TRS shall reasonably require and as may be commercially reasonable. Any disputes regarding such matters not resolved by the parties within ten (10) Business Days (which period may be extended upon mutual agreement of the parties) shall be resolved by arbitration.

Section 11.02    Waiver of Subrogation. SNH TRS and Manager agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by SNH TRS or Manager, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if SNH TRS or Manager shall self insure in accordance with the terms hereof, SNH TRS or Manager, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. If any extra premium is payable by Manager as a result of this provision, SNH TRS shall not be liable for reimbursement to Manager for such extra premium.
Section 11.03    Risk Management. Manager shall be responsible for the provision of risk management oversight at the Facility.

ARTICLE XII
TERM AND TERMINATION
Section 12.01    Term. The Term of this Agreement shall begin on the date hereof and end December 31, 2040 (“Term”); provided the Term will be automatically extended for two consecutive periods of fifteen (15) years each unless notice of non-renewal is given by Manager at least twenty-four (24) months prior to the end of the then current Term, unless sooner terminated as provided in this Agreement. [Notwithstanding the foregoing, this Agreement shall terminate contemporaneously with the termination of the Granite Gate Facility Agreement.]

ARTICLE XIII
TRANSITION ON TERMINATION

Section 13.01    Termination. Upon any termination of this Agreement, except as otherwise provided in Section 14.04, Manager shall be compensated for its services only through the date of termination and all amounts remaining in any accounts maintained by Manager pursuant to Section 5.04, after payment of such amounts as may be due to Manager hereunder, shall be distributed to SNH TRS. In the event of any termination, both parties shall fully cooperate with one another to ensure a smooth transition of management. Upon termination, Manager will deliver to SNH TRS the following:
(a)    a final accounting, reflecting the balance of income and expenses of the Facility as of the date of termination, to be delivered as soon as reasonably possible but not later than sixty (60) days after such termination,
(b)    after payment of any amounts as may be due to Manager hereunder, any balance of monies of SNH TRS or Resident deposits, or both, held by Manager with respect to the Facility, to be delivered as soon as reasonably possible, but not later than sixty (60) days after such termination,

(c)    all records, contracts, leases, resident agreements, tenant correspondence, files, receipts for deposits, unpaid bills and other papers, documents or computer disks or information which pertain in any way to the Facility to be delivered as soon as reasonably possible, but not later than sixty (60) days after such termination, and
(d)    Manager shall cooperate reasonably in all respects to achieve a transfer of any license and/or certificate (or to obtain a new license and/or certificate, if necessary) required in connection with the operation of the Facility, but shall not be required to incur any monetary expenditures in connection therewith (unless SNH TRS agrees to reimburse Manager therefor).
ARTICLE XIV
DEFAULTS
Section 14.01    Default by Manager. An Event of Default with respect to Manager shall occur in the event of any of the following:
(a)    the Bankruptcy of Manager,
(b)    the gross negligence or willful misconduct of Manager with respect to its duties and obligations under this Agreement,
(c)    the permit(s), license(s) or certificate(s) required for use, operation or management of the Facility are at any time suspended, terminated or revoked and not reinstated within the applicable appeal period, if any, for any reason due solely to the acts or omissions of Manager,
(d)    Manager’s failure to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, which failure shall continue (i) for a period of five (5) Business Days after Manager receives notice from SNH TRS in case of monetary defaults or (ii) for a period of twenty (20) Business Days after Manager receives notice from SNH TRS in the case of non-monetary defaults, in each case, specifying the default; provided, however, that if such non-monetary default cannot be cured within such twenty (20) Business Day period, then Manager shall be entitled to such additional time as shall be reasonable, provided the default is curable and Manager has promptly proceeded to commence cure of such default within said period, and thereafter diligently prosecutes the cure to completion; provided, however, that in no event shall such additional time exceed ninety (90) days,
(e)    a Change in Control of Manager to which SNH TRS does not consent, and
(f)    a default by Manager or any Affiliate of Manager under any other agreement between Manager or an Affiliate of Manager and SNH TRS or an Affiliate of SNH TRS, which continues beyond any applicable notice and cure period.
Section 14.02    Default by SNH TRS. An Event of Default with respect to SNH TRS shall occur in the event of any of the following:

(a)    the Bankruptcy of SNH TRS,
(b)    the gross negligence or willful misconduct of SNH TRS with respect to its obligations under this Agreement,
(c)     the permit(s), license(s) or certificate(s) required for use, operation or management of the Facility are at any time suspended, terminated or revoked and not reinstated within the applicable appeal period, if any, for any reason due solely to the acts or omissions of SNH TRS or one of its Affiliates, and
(d)    SNH TRS shall fail to (i) timely fund Working Capital or to fund Capital Replacements pursuant to an Approved Budget and such failure shall continue for a period of ten (10) Business Days after notice thereof by Manager or (ii) keep, observe or perform any other material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by SNH TRS and such failure shall continue (x) for a period of five (5) Business Days after SNH TRS receives notice from Manager in case of monetary defaults or (y) for a period of twenty (20) Business Days after SNH TRS receives notice from Manager in the case of non-monetary defaults, in each case specifying the default; provided, however, if such default cannot be cured within such twenty (20) Business Day period, then SNH TRS shall be entitled to such additional time as shall be reasonable, provided the default is curable, SNH TRS has promptly proceeded to commence cure of such non-monetary default within said period, and thereafter diligently prosecutes the cure to completion; provided, however, that in no event shall such additional time to cure non-monetary defaults exceed ninety (90) days.
Section 14.03    Remedies of SNH TRS. Upon the occurrence of an Event of Default by Manager, SNH TRS may terminate this Agreement immediately upon notice and shall be entitled to exercise any other rights at law or in equity.
Section 14.04    Remedies of Manager. Upon the occurrence of an Event of Default by SNH TRS, Manager may terminate this Agreement on thirty (30) days notice and SNH TRS shall pay Manager the Termination Fee within thirty (30) days of the effective date of termination, as liquidated damages and in lieu of any other remedy of Manager at law or in equity, as well as any accrued but unpaid fees owed to Manager pursuant to Section 5.01.
Section 14.05    No Waiver of Default. The failure by SNH TRS or Manager to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that SNH TRS or Manager may have at law, in equity or otherwise for any breach of any term or condition of this Agreement shall be distinct, separate and cumulative rights and remedies and no one of them, whether or not exercised by SNH TRS or Manager, shall be deemed to be in exclusion of any right or remedy of SNH TRS or Manager.

ARTICLE XV
GOVERNING LAW, ARBITRATION, LIABILITY OF MANAGER AND INDEMNITY
Section 15.01    Governing Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.
Section 15.02    Arbitration.
(a)    Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement, or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Section 15.02, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, director, officer, manager (including The RMR Group LLC or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements, charters, bylaws or other governing documents of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 15.02. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, directors, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 15.02, the term “party” shall include any direct or indirect parent of a party.
(b)    There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator, then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one of the three (3) arbitrators proposed by AAA. If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten (10) days to select one of the three (3) arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one of the three (3) arbitrators it had proposed as the second arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second arbitrator. If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.
(c)    The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.
(d)    There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.
(e)    In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration provision shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 15.02(h), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.
(f)    Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, to the maximum extent permitted by Maryland law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.
(g)    Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, the above paragraph relating to costs and expenses shall apply to any appeal pursuant to this Section 15.02(g) and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.
(h)    Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 15.02(g), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award made, except for actions relating to enforcement of this Section 15.02 or any arbitral award issued hereunder, and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(i)    This Section 15.02 is intended to benefit and be enforceable by the parties and their respective shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group Inc. and The RMR Group LLC), agents or employees of any party and their respective successors and assigns and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.
Section 15.03    Consent to Jurisdiction and Forum. This Section 15.03 is subject to, and shall not in any way limit the application of, Section 15.02; in case of any conflict between this Section 15.03 and Section 15.02, Section 15.02 shall govern. Notwithstanding anything to the contrary in Section 15.02, the exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Boston, Massachusetts. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 17.01 and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.
Section 15.04    Standard of Care. Manager shall discharge its duties in good faith, and agrees to exercise, with respect to all services provided by Manager under this Agreement, a standard of care, skill, prudence and diligence under the circumstances then existing as is consistent with the prevailing practices of institutional property managers that manage properties comparable to the Facility in the same market and in no event with less care, skill, prudence or diligence as Manager would customarily utilize in the conduct of its business, and as is necessary to comply with all Legal Requirements.
Section 15.05    Indemnity. In any action, proceeding or claim brought or asserted by a third party, Manager will defend, indemnify and hold SNH TRS (and any of its Affiliates, their respective directors, trustees, officers, shareholders, employees and agents) harmless from and against any claims, losses, expenses, costs, suits, actions, proceedings, demands or liabilities that are asserted against, or sustained or incurred by them because of Manager’s breach of any material term of this Agreement, or arising from Manager’s failure to act or not act in accordance with SNH TRS’s reasonable instructions or gross negligence, fraud, or willful misconduct, except to the extent caused by SNH TRS’s breach of any material term of this Agreement, gross negligence, fraud or willful misconduct. SNH TRS will defend, indemnify, and hold Manager (and any of its Affiliates, their respective directors, trustees, officers, shareholders, employees and agents) harmless, from and against any and all claims, expenses, costs, suits, actions, proceedings, demands, or liabilities that are asserted against, or sustained or incurred by them in connection with the performance of Manager’s duties under this Agreement or otherwise while acting within the scope of the agency established by the parties to this Agreement and in accordance with Section 15.04, or in the case of an action, proceeding or claim brought or asserted by a third party against any of them as a result of SNH TRS’s breach of any material term of this Agreement, violation of Legal Requirements, instructions to Manager to act or not act with respect to the relevant matter or gross negligence, fraud or willful misconduct, except to the extent caused by Manager’s breach of any material term of this Agreement, failure to act or not act in accordance with SNH TRS’s reasonable instructions, gross negligence, fraud or willful misconduct. The scope of the foregoing indemnities includes any and all costs and expenses properly incurred in connection with any proceedings to defend any indemnified claim, or to enforce the indemnity, or both. Recovery upon an indemnity contained in this Agreement shall be reduced dollar-for-dollar by any applicable insurance collected by the indemnified party with respect to the claims covered by such indemnity.
Section 15.06    Limitation of Liability. To the maximum extent permitted by applicable law, no shareholder, member, officer, director, trustee, employee or agent of any party to this Agreement (and of any Affiliate of such party that is not a party to this Agreement) shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

ARTICLE XVI
PROPRIETARY MARKS; INTELLECTUAL PROPERTY
Section 16.01    Proprietary Marks. During the Term of this Agreement, the Facility shall be known as a “Five Star Senior Living” community, with such additional identification as may be necessary and agreed to by SNH TRS and Manager to provide local identification or to comply with local licensing or consumer protection laws.
Section 16.02    Ownership of Proprietary Marks. The Proprietary Marks shall in all events remain the exclusive property of Manager, and except as expressly set forth in this Agreement, nothing contained herein shall confer on SNH TRS the right to use the Proprietary Marks. Except as provided below in this section, upon termination, any use of or right to use the Proprietary Marks by SNH TRS shall cease forthwith, and SNH TRS shall promptly remove, at Manager’s expense, from the Facility any signs or similar items that contain the Proprietary Marks. Upon termination, SNH TRS shall have the right to use any inventory or Household Replacement items marked with the Proprietary Marks exclusively in connection with the Facility until they are consumed.
Section 16.03    Intellectual Property. All Intellectual Property shall at all times be proprietary to Manager or its Affiliates, and shall be the exclusive property of Manager or its Affiliates. During the Term, Manager shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential. Upon termination, all Intellectual Property shall be removed from the Facility by Manager, without compensation to SNH TRS.
ARTICLE XVII
MISCELLANEOUS PROVISIONS
Section 17.01    Notices. All notices, demands, consents, approvals, and requests given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, or on the next business day if transmitted by nationally recognized overnight courier, to the parties at the following addresses:
[●]
c/o Senior Housing Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: David J. Hegarty
Telephone: (617) 796-8104
Facsimile: (617) 796-8349
FVE Managers, Inc.
400 Centre Street
Newton, Massachusetts 02458
Attn: Bruce J. Mackey Jr.
Telephone: (617) 796-8214

Facsimile: (617) 796-8243
or to such other address and to the attention of such other person as either party may from time to time designate in writing. Notices properly given as described above shall be effective upon receipt.
Section 17.02    Severability. If any term or provision of this Agreement or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
Section 17.03    Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.
Section 17.04    Headings and Interpretation. The descriptive headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. References to “Section” in this Agreement shall be a reference to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by “without limitation.” The words “hereof,” “herein,” “hereby,” and “hereunder,” when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision unless otherwise indicated. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.
Section 17.05    Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) day’s prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (i) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (ii) stating whether or not to the best knowledge of the certifying party: (x) there is a continuing default by the non-certifying party in the performance or observation of any covenant, agreement or condition contained in this Agreement; or (y) there shall have occurred any event which, with the giving of Notice or the passage of time or both, would become such a default, and, if so, specifying such default or occurrence of which the certifying party may have knowledge; and (iii) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid. The obligations set forth in this Section 17.05 shall survive Termination (that is, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated).
Section 17.06    Confidentiality of Business Information. Manager and SNH TRS agree to keep confidential and not to use or to disclose to others, any of their respective secrets or confidential or proprietary information, customer lists, or trade secrets, or any matter or items relating to this Agreement, the management of the Facility or their association with each other except (a) to their respective Affiliates, which may in turn disclose to any holder of a Mortgage, any prospective lender, purchaser or prospective purchaser of the Facility, (b) to any rating agencies, lenders, stock analysts, accountants, lawyers and other like professionals, (c) as expressly consented to in writing by the other party, (d) as required by law or the rules of any national securities exchange or automated quotation system to which SNH TRS or Manager, or any Affiliate of either, is or becomes subject, or (e) as required by law or the applicable regulators with respect to any initial, renewal or other required application for licensure, Medicare or Medicaid participation or other approval or certification of the Facility.
Section 17.07    Confidentiality of Patient Information. The parties shall only use or disclose patient information, including Protected Health Information (as such term is defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164, as promulgated from time to time by the Department of Health and Human Services (the “Privacy Standards”)), in compliance with the Privacy Standards and other applicable law. The parties shall further reasonably safeguard the confidentiality, integrity and availability of patient information, including Protected Health Information, as required by applicable law, including the Privacy Standards and the Security Standards (45 C.F.R. Part 160 and Subparts A and E of Part 164). In the event that patient information (including Protected Health Information) is disclosed by a party or its agents to the other party, its employees, contractors, subcontractors or agents, such other party agrees to take reasonable steps to maintain, and to require its employees, contractors, subcontractors and agents receiving such information to maintain, the privacy and confidentiality of such information consistent with applicable law. In connection with Manager’s services hereunder, the parties shall enter into a Business Associate Agreement in a form acceptable to both parties.
Section 17.08    Assignment. SNH TRS may assign this Agreement to any Affiliate (but only as such term is defined in Section 1.04(i) or (iii)) of SNH TRS without Manager’s consent. Manager shall not assign or transfer its interest in this Agreement without the prior written consent of SNH TRS which may be withheld in SNH TRS’s sole and absolute discretion. If SNH TRS consents to an assignment of this Agreement by Manager, no further assignment shall be made without the express consent in writing of SNH TRS.
Section 17.09    Amendment. This Agreement may not be modified, altered or amended in any manner except by an amendment in writing, duly executed by the parties hereto.
Section 17.10    Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto and except for Owner, which is an intended third party beneficiary, and as otherwise provided in Section 15.05, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.
Section 17.11    Survival. The following provisions shall survive termination or expiration of this Agreement: Sections 11.02, 13.01, 14.03, 14.04 and 14.05, Article XV and Article XVII.
Section 17.12    Relationship Between the Parties. The relationship between SNH TRS and Manager pursuant to this Agreement shall not be one of general agency, but shall be that of an independent contractor relationship, provided with respect to those specific and limited circumstances in which (a) Manager is holding funds for the account of SNH TRS or (b) Manager is required or authorized to act as authorized representative for SNH TRS with respect to agreements with Residents, filings with and applications to governmental bodies or pursuant to licenses or Legal Requirements, the relationship between SNH TRS and Manager shall be that of trustee and authorized representative (with limited agency), respectively. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making SNH TRS a partner or joint venturer with Manager or as creating any similar relationship or entity, and each party agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the other.
Section 17.13    [Acknowledgement Regarding Operations. [SNH TRS and Manager acknowledge that as of the date hereof the Facility does not have any buildings and there are no Residents living at the Facility. As a result, certain provisions of this Agreement will not be currently applicable to the Facility.] SNH TRS and Manager [also] acknowledge that Owner and the owner of the Granite Gate [Facility / Lands] desire that the Granite Gate [Facility / Lands] and the Facility be operated as an integrated unit. At such time as no indebtedness encumbers the [Granite Gate] Facility, SNH TRS and Manager will cooperate with Owner and the owner of the Granite Gate [Facility / Lands] to combine the ownership and management of the Facility and the Granite Gate [Facility / Lands.]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first above written.
Manager:
FVE Managers, Inc.

By:
        Richard A. Doyle
        Chief Financial Officer and
    Treasurer

SNH TRS:
[TRS]

By:
        Richard W. Siedel, Jr.
        Chief Financial Officer and
    Treasurer

Exhibit A
Facility

Schedule 4.05

EXHIBIT C-1
FORM OF POOLING AGREEMENT AMENDMENT

FIRST AMENDMENT TO POOLING AGREEMENTS
(NOS. 1 THROUGH 11)
THIS FIRST AMENDMENT TO POOLING AGREEMENTS (this “Amendment”) is made as of November 8, 2017 by and among FVE Managers, Inc. (“Manager”) and the other parties listed on the signature pages hereto (each a “TRS” and collectively, “TRSes”).
RECITALS:
Manager and TRSes are parties to those certain Pooling Agreements identified with respect to such TRSes on the signature pages hereto (collectively, the “Pooling Agreements”). Capitalized terms used in this Amendment without definition have the meaning given therefor in the Pooling Agreements.
Manager and TRSes are entering into this Amendment pursuant to that certain Transaction Agreement dated November 8, 2017 by and between Senior Housing Properties Trust and Five Star Senior Living Inc.
NOW, THEREFORE, the parties agree as follows:
1.    Section 5.01. Section 5.01 of each of the Pooling Agreements is amended and restated as follows:
“5.01    Shortfall. If in any period consisting of three (3) consecutive calendar years (commencing with calendar year 2017) the Aggregate TRS Priority Return for each of such three (3) years has not been paid in full (the aggregate amount of such shortfall, the “Priority Return Shortfall”), by notice given within sixty (60) days after receipt of the Aggregate Annual Statement for such third (3rd) year, TRSes may terminate all, but not less than all, of the Management Agreements identified on Schedule C. Prior to exercising the right to terminate, TRSes shall give Manager notice and, if within ten (10) days thereafter, Manager funds the Priority Return Shortfall together with interest accrued thereon at the Interest Rate (a “Manager Shortfall Advance”), TRSes shall not exercise the right to terminate, provided Manager may not exercise its right to fund the Priority Return Shortfall more frequently than once every four (4) years. Manager may recover any amounts paid by it as a Manager Shortfall Advance as provided in Section 3.01, provided that amounts not recovered during the four (4) calendar years following the year in which payment of a Manager Shortfall Advance was made shall be deemed waived and shall not be payable in any subsequent year.”
2.    Remainder of the Pooling Agreements Not Affected. The terms and provisions of each of the Pooling Agreements, as amended by this Amendment, remain in full force and effect without change.
[Signatures begin on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.
FVE MANAGERS, INC.

By:	Bruce J. Mackey Jr. President

With respect to Pooling Agreement No. 1 dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH SE ASHLEY RIVER TENANT LLC
SNH SE KINGS MTN TENANT LLC
SNH SE TENANT TRS, INC.
By:
    Richard W. Siedel, Jr.
    President
With respect to Pooling Agreement No. 2 dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH SE BURLINGTON TENANT LLC
SNH SE HABERSHAM SAVANNAH TENANT LLC
SNH SE HOLLY HILL TENANT LLC
SNH SE MOORESVILLE TENANT LLC
SNH SE N. MYRTLE BEACH TENANT LLC
SNH SE TENANT TRS, INC.
By:
    Richard W. Siedel, Jr.
    President

With respect to Pooling Agreement No. 3 dated as of June 29, 2016 (as amended to date) with an effective date of July 1, 2016:
SNH BRFL TENANT LLC
SNH CALI TENANT LLC
SNH CCMD TENANT LLC
SNH PLFL TENANT LLC
SNH SE BARRINGTON BOYNTON TENANT LLC
SNH SE TENANT TRS, INC.
By:
    Richard W. Siedel, Jr.
    President
With respect to Pooling Agreement No. 4 dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH SE DANIEL ISLAND TENANT LLC
SNH SE SG TENANT LLC
SNH SE TENANT TRS, INC.
SNH TEANECK TENANT LLC

By:
    Richard W. Siedel, Jr.
    President
With respect to Pooling Agreement No. 5, Pooling Agreement No. 6, and Pooling Agreement No. 7 each dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH SE TENANT TRS, INC.

By:
    Richard W. Siedel, Jr.
    President

With respect to Pooling Agreement No. 8 dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH AL AIMO TENANT, INC.

By:
    Richard W. Siedel, Jr.
    President
With respect to Pooling Agreement No. 9 dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH AL AIMO TENANT, INC.
SNH AL AIMO TENANT II, INC.
SNH AL TRS, INC.

By:
    Richard W. Siedel, Jr.
    President
With respect to Pooling Agreement No. 10 dated as of June 29, 2016 with an effective date of July 1, 2016:
SNH AL CRIMSON TENANT INC.
SNH AL TRS, INC.
SNH AL WILMINGTON TENANT INC.
SNH SE TENANT TRS, INC.
SNH AL CUMMING TENANT LLC

By:
    Richard W. Siedel, Jr.
    President

With respect to Pooling Agreement No. 11 with an effective date of December 15, 2016:

SNH AL GEORGIA TENANT LLC

By:
    Richard W. Siedel, Jr.
    President

EXHIBIT C-2
FORM OF POOLING AGREEMENT

POOLING AGREEMENT No. [●]
THIS POOLING AGREEMENT No. [●] (this “Agreement”) is made as of [●] [●], 201[●] with an effective date of [●] [●], 201[●] (the “Effective Date”), by and among FVE Managers, Inc. (“Manager”) and the parties listed on Schedule A (each a “TRS” and collectively, “TRSes”).
RECITALS:
Each TRS has entered into a Management Agreement with Manager (each a “Management Agreement” and collectively, the “Management Agreements”) with respect to each senior living facility or property set forth for such TRS on Schedule B (each a “Facility” and collectively, the “Facilities”), which Management Agreements are listed on Schedule C.
The parties desire that the working capital of each of the Facilities and all revenues from operation of each of the Facilities be pooled for purposes of paying the aggregate operating expenses of the Facilities, and fees and other amounts due to Manager and TRSes and to modify the amount of such fees and other amounts due to Manager and TRSes as set forth in this Agreement.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I
DEFINED TERMS
1.01.    Definitions. Capitalized terms used, but not otherwise defined in this Agreement shall have the meanings given to such terms in the Management Agreements. The following capitalized terms as used in this Agreement shall have the meanings set forth below:
“Additional Facility” is defined in Section 7.01.
“Additional Management Agreement” is defined in Section 7.01.
“Additional TRS” is defined in Section 7.01.
“Aggregate Annual Statement” means the Aggregate Monthly Statement for the month of December in each calendar year.
“Aggregate Base Fee” means for any period, an amount equal to five percent (5%) of the Aggregate Gross Revenues for such period.
“Aggregate Facility Expenses” means for any period, the sum of Facility Expenses of the Facilities for such period.
“Aggregate Gross Revenues” means for any period the sum of Gross Revenues of the Facilities for such period.

“Aggregate Invested Capital” means the sum of the Invested Capital for each of the Facilities at the time of determination.
“Aggregate Monthly Statement” is defined in Section 4.01(a).
“Aggregate Net Operating Income” means for any period an amount equal to Aggregate Gross Revenues for such period less Aggregate Facility Expenses for such period.
“Aggregate TRS Priority Return” means an annual amount equal to seven percent (7%) of Aggregate Invested Capital.
“Agreement” is defined in the Preamble.
“Construction Supervision Fee” means an amount equal to three percent (3%) of the amount funded by a TRS for Capital Replacements which such TRS is required to fund pursuant to Section 3.03 of its Management Agreement, if applicable, less the amount of any construction supervision (or similar) fees paid to any third party in connection with such Capital Replacements which are funded by such TRS.
“Effective Date” is defined in the Preamble.
[“Granite Gate Facility” means the Facility identified on Schedule B as the Granite Gate Facility.
“Granite Gate Lands” means the Facility identified on Schedule B as the Granite Gate Lands.]
“Facility” and “Facilities” is defined in the Recitals and such terms shall include any Additional Facility(ies).
“Management Agreement” and “Management Agreements” is defined in the Recitals.
“Manager” is defined in the Preamble.
“Manager Shortfall Advance” is defined in Section 5.01.
“Non-Economic Facilities” is defined in Section 5.02.
“Other Requirement” is defined in Section 9.01.
“Priority Return Shortfall” is defined in Section 5.01.
“Transaction Agreement” is defined in Section 9.04.
“TRS” is defined in the Preamble.

ARTICLE II
GENERAL
2.01.    Pooling of Working Capital and Gross Revenues. The parties agree that so long as a Facility is subject to this Agreement, all Working Capital and all Gross Revenues of such Facility shall be pooled pursuant to this Agreement and disbursed to pay all Aggregate Facility Expenses, fees and other amounts due Manager and TRSes (not including amounts due pursuant to Section 15.05 of the Management Agreements) with respect to the Facilities and that the corresponding provisions of each Management Agreement shall be superseded as provided in Section 3.03. The parties further agree that if Manager gives a notice of non-renewal of the Term of any Management Agreement, it shall be deemed to be a notice of non-renewal of the Terms of all the Management Agreements.
2.02.    Construction Supervision Fee. In consideration of Manager’s management of Capital Replacements, each TRS shall pay Manager a Construction Supervision Fee for any Capital Replacements required to be made or approved by a TRS. Manager shall include the Construction Supervision Fee in the budget for the Capital Replacement for approval by the TRS. The Construction Supervision Fee will be paid monthly in arrears based on Capital Replacements made in such month.
ARTICLE III
PRIORITIES FOR DISTRIBUTION OF AGGREGATE GROSS REVENUES
3.01.    Priorities for Distribution of Aggregate Gross Revenues. Aggregate Gross Revenues shall be distributed in the following order of priority:
(1)    First, to pay Aggregate Facility Expenses (which shall not include the Aggregate Base Fee).
(2)    Second, to Manager, to pay the Aggregate Base Fee and any interest that may have accrued pursuant to Section 3.02.
(3)    Third, to TRSes, in an amount equal to the Aggregate TRS Priority Return.
(4)    Fourth, to Manager, to reimburse it for payment of any Manager Shortfall Advance, plus applicable interest calculated at the Interest Rate, subject to Section 5.01.
(5)    Fifth, of the balance, eighty percent (80%) to Manager and twenty percent (20%) to TRSes.
3.02.    Timing of Payments. Payment of the Aggregate Facility Expenses, excluding the Aggregate Base Fee, shall be made in the ordinary course of business. The Aggregate Base Fee and accrued interest, if any, shall be paid on the first Business Day of each calendar month, in advance, based upon Manager’s then estimate of the prior month’s Aggregate Gross Revenues. The Aggregate TRS Priority Return and accrued interest, if any, shall be paid on the first Business Day of each calendar month, in advance in approximately equal monthly installments, based upon Aggregate Invested Capital most recently reported to Manager by TRSes. The Aggregate Base Fee and Aggregate TRS Priority Return shall be subject to adjustment by increasing or decreasing the payment due in the following month based upon Aggregate Gross Revenues reflected in the Aggregate Monthly Financial Statements and increases or decreases in Aggregate Invested Capital reported to Manager by TRSes, as the case may be. If the Aggregate Base Fee is not paid in full for any calendar year, the unpaid amount shall bear interest at the Interest Rate and such unpaid amount and accrued interest shall continue to be payable pursuant to clause (2) of Section 3.01 in subsequent years until paid in full. If the Aggregate TRS Priority Return is not paid in full for any calendar year, the unpaid amount shall not continue to be payable pursuant to clause (3) of Section 3.01 in subsequent years, but shall continue to be due and bear interest at the Interest Rate for the purposes of Section 5.01. Amounts payable pursuant to clause (5) of Section 3.01 shall be paid on the last Business Day of the January following the end of each calendar year, in arrears, and shall be based upon the Aggregate Annual Statement for such calendar year. Additional adjustments to all payments will be made on an annual basis based upon any audits conducted pursuant to Section 6.03 of the Management Agreements. The Aggregate TRS Priority Return and payments to TRSes pursuant to clause (5) of Section 3.01 shall be allocated among TRSes as TRSes shall determine in their sole discretion, and Manager shall have no responsibility or liability in connection therewith.
3.03.    Relationship with Management Agreements. For as long as this Agreement is in effect with respect to a Facility, the provisions of Section 3.01 and 3.02 shall supersede Sections 5.01 and 5.02 of the Management Agreement then in effect for such Facility, and fees payable to Manager pursuant Sections 3.01 and 3.02 shall be in lieu of the fees payable under the first sentence of Section 3.01 of the Management Agreements.
ARTICLE IV
FINANCIAL STATEMENTS
4.01.    Pooling Agreement Financial Statements. Manager shall prepare and deliver the following financial statements to TRSes:
(a)    not later than ten (10) Business Days after the end of each calendar month, a consolidated balance sheet and related statement of income and expense of all of the Facilities for such calendar month and for the then current calendar year to date, certified by Manager’s Controller on a monthly basis and by Manager’s Chief Financial Officer on a quarterly basis as being true and correct to the best of his/her knowledge (“Aggregate Monthly Statement”).
(b)    Manager shall also prepare and deliver such other statements or reports as any TRS may, from time to time, reasonably request.
4.02.    Management Agreement Financial Statements. The financial statements delivered pursuant to this Article IV are in addition to any financial statements required to be prepared and delivered pursuant to the Management Agreements.

ARTICLE V
SHORTFALL; NON-ECONOMIC FACILITIES
5.01.    Shortfall. If in any period consisting of three (3) consecutive calendar years (commencing with calendar year 2018) the Aggregate TRS Priority Return for each of such three (3) years has not been paid in full (the aggregate amount of such shortfall, the “Priority Return Shortfall”), by notice given within sixty (60) days after receipt of the Aggregate Annual Statement for such third (3rd) year, TRSes may terminate all, but not less than all, of the Management Agreements identified on Schedule C. Prior to exercising the right to terminate, TRSes shall give Manager notice and if within ten (10) days thereafter, Manager funds the Priority Return Shortfall together with interest accrued thereon at the Interest Rate (a “Manager Shortfall Advance”), TRSes shall not exercise the right to terminate, provided Manager may not exercise its right to fund the Priority Return Shortfall more frequently than once every four (4) years. Manager may recover any amounts paid by it as a Manager Shortfall Advance as provided in Section 3.01, provided that amounts not recovered during the four (4) calendar years following the year in which payment of a Manager Shortfall Advance was made shall be deemed waived and shall not be payable in any subsequent year.
5.01.    Non-Economic Facilities. If the Gross Revenues of any Facility are insufficient to pay all Facility Expenses and the Base Fee for such Facility in full during each of two (2) consecutive calendar years (commencing with calendar year 2018, or if later, the calendar year following the year in which such Facility is made subject to this Agreement), Manager shall be entitled, upon thirty (30) days notice to the relevant TRS, to designate such Facility as a “Non-Economic Facility.” Notwithstanding the foregoing, Manager shall not be entitled, without the relevant Owner’s consent, to designate a Facility for which Invested Capital exceeds twenty percent (20%) of Aggregate Invested Capital as a Non-Economic Facility, nor shall Manager be entitled to designate a Facility as a Non-Economic Facility at any time that there are less than six (6) Facilities subject to this Agreement. For purposes of this Section 5.02 only, Aggregate Invested Capital shall be determined without giving effect to the termination of the Management Agreement for a Non-Economic Facility and without reduction for proceeds from the sale, or deemed sale, of any Non-Economic Facility. Manager may request an increase in the foregoing twenty percent (20%) threshold at any time, which the relevant Owner may accept or reject in its sole discretion.
Manager shall market a Facility designated as a Non-Economic Facility for sale and any costs incurred by Manager in connection with such marketing activities and the sale of such Facility shall be paid out of the net proceeds of such sale. The relevant TRS and Owner shall cooperate with Manager in compiling any relevant information, preparing marketing materials and otherwise in connection with the sale of a Non-Economic Facility.
[Notwithstanding the foregoing, the Granite Gate Lands may not be designated as a Non-Economic Facility separate from the Granite Gate Facility.]
5.02.    Sale Process. If a Non-Economic Facility is marketed for sale in accordance with Section 5.02 and Manager receives an offer therefor which it wishes to accept on behalf of the relevant TRS and Owner, Manager shall give the relevant TRS prompt notice thereof, which notice shall include a copy of the offer and any other information reasonably requested by such TRS. If the relevant TRS, on behalf of the relevant Owner, shall fail to accept or reject such offer within seven (7) Business Days after receipt of such notice and other information from Manager, such offer shall be deemed to be accepted. If the offer is rejected by the relevant TRS on behalf of the relevant Owner, and if Manager elects to continue marketing the Non-Economic Facility by providing written notice to the relevant TRS within seven (7) days of such rejection and Manager does not obtain another offer within ninety (90) days that is accepted by the relevant TRS, the Non-Economic Facility shall be deemed to have been sold to the relevant TRS on the date, at the price and on such other terms contained in the offer. If a Non-Economic Facility is sold to a third party or deemed to have been sold to the relevant Owner pursuant to such offer, effective as of the date of sale or deemed sale: (i) the Management Agreement shall terminate with respect to such Non-Economic Facility; (ii) Aggregate Invested Capital shall be reduced by an amount equal to the net proceeds of sale after reduction for the costs and expenses of the relevant TRS, the relevant Owner and/or Manager (or, in the case of a deemed sale, the net proceeds of sale determined by reference to such offer, after reduction for any amounts actually expended and any amounts which would reasonably have been expected to have been expended if the sale had been consummated by the relevant TRS, the relevant Owner and/or Manager). If the reduction in Aggregate Invested Capital is less than the Invested Capital of the Non-Economic Facility sold or deemed to have been sold, the difference shall be proportionately reallocated to the Invested Capital of the remaining Facilities.
ARTICLE VI
ACCOUNTS
All Working Capital and Gross Revenues of each of the Facilities may be pooled and deposited in one or more bank accounts in the name(s) of TRSes designated by Manager, which accounts may be commingled with accounts containing other funds owned by or managed by Manager. Manager shall be authorized to access the accounts without the approval of TRSes, subject to any limitation on the maximum amount of any check, if any, established between Manager and TRSes as part of the Annual Operating Budgets. One or more TRSes shall be a signatory on all accounts maintained with respect to the Facilities, and TRSes shall have the right to require that one or more TRS signatures be required on all checks/withdrawals after the occurrence of an Event of Default by Manager under this Agreement. Each TRS shall provide such instructions to the applicable bank(s) as are necessary to permit Manager to implement Manager’s rights and obligations under this Agreement. The failure of any TRS to provide such instructions shall relieve Manager of its obligations hereunder until such time as such failure is cured.
ARTICLE VII
ADDITION AND REMOVAL OF FACILITIES
7.01.    Addition of Facilities. At any time and from time to time, any TRS or any Affiliate of a TRS (an “Additional TRS”) which enters into a management agreement with Manager (an “Additional Management Agreement”) for the operation of an additional senior living facility (an “Additional Facility”), may, with the consent of Manager and TRSes become a party to this Agreement with respect to such Additional Facility by signing an accession agreement confirming the applicability of this Agreement to such Additional Facility. If an Additional Facility is made subject to this Agreement other than on the first day of a calendar month, the parties shall include such prorated amounts of the Gross Revenues and Facility Expenses (and such other amounts as may be necessary) applicable to such Additional Facility for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Facility Expenses (and such other amounts as may be necessary) for the calendar month in which the Additional Facility became subject to this Agreement and shall make any other prorations, adjustments, allocations and changes as may be required. Except as set forth in this Section 7.01, the Gross Revenues and Facility Expenses of the Additional Facility earned or incurred prior to the date that an Additional Facility was made subject to this Agreement will be excluded from Aggregate Gross Revenues and Aggregate Facility Expenses unless otherwise agreed by TRSes and Manager. Additionally, any amounts held as Working Capital or for Capital Replacements at such Additional Facility shall be held by Manager under this Agreement.
7.02.    Removal of Facilities. From and after the date of termination of any Management Agreement, the applicable Facility shall no longer be subject to this Agreement. If the termination occurs on a day other than the last day of a calendar month, the parties shall exclude such prorated amounts of the Gross Revenues and Facility Expenses (and such other amounts as may be necessary) applicable to such Facility for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Facility Expenses (and such other amounts as may be necessary) for the calendar month in which the termination occurred. Additionally, the relevant TRS and Manager, both acting reasonably, shall mutually agree to the portion of Working Capital and Aggregate Gross Revenues and any amounts being held by Manager for Capital Replacements allocable to the Facility being removed from this Agreement and the amount of Working Capital, Aggregate Gross Revenues and amounts being held by Manager for Capital Replacements, if any, so allocated shall be remitted to the relevant TRS and the relevant TRS and Manager shall make any other prorations, adjustments, allocations and changes as may be required.
ARTICLE VIII
TERM AND TERMINATION
8.01.    Term.
(a)    The Term of each Management Agreement shall end on December 31, 2041..
(b)    This Agreement shall continue and remain in effect indefinitely unless terminated pursuant to Section 8.02.
8.02.    Termination.
This Agreement may be terminated as follows:

(a)    By the mutual consent of Manager and TRSes.
(b)    Automatically, if all Management Agreements terminate or expire for any reason.
(c)    By Manager, if any or all TRSes do not cure a material breach of this Agreement by any TRS or Owner within thirty (30) days of written notice of such breach from Manager, and if such breach is not cured, it shall be an Event of Default under the Management Agreements.
(d)    By TRSes, if Manager does not cure a material breach of this Agreement by Manager within thirty (30) days of written notice of such breach from any TRS.
8.03.    Effect of Termination. Upon the termination of this Agreement, except as otherwise provided in Section 14.04 of the Management Agreements, Manager shall be compensated for its services only through the date of termination and all amounts remaining in any accounts maintained by Manager pursuant to Article VI, after payment of such amounts as may be due to Manager hereunder, shall be distributed to TRSes. Notwithstanding the foregoing, upon the termination of any Management Agreement, pooled funds shall be allocated as described in Section 7.02.
8.04.    Survival. The following Sections of this Agreement shall survive the termination of this Agreement: 8.03 and Article IX.
ARTICLE IX
MISCELLANEOUS PROVISIONS
9.01.    Conflicts with Loan Documentation. The terms and conditions of this Agreement are subject to the requirements set forth in any Mortgage or other loan documentation applicable to any Facility and to applicable law (collectively, “Other Requirements”). To the extent there is any conflict between the terms and conditions of this Agreement and any Other Requirements, the provisions of the Other Requirements shall control with respect to the applicable Facility and Management Agreement and neither Manager nor any TRS or Owner shall take, or be required to take as a result of this Agreement, any action that would cause Manager or the relevant TRS or Owner to be in breach of such Other Requirement. TRS will provide Manager with notice of any loan documents applicable to a Facility, which notice will be given prior to such loan documents becoming applicable to the extent practicable.
9.02.    Adjustments and Contributions. If, as a result of an Other Requirement, any Gross Revenues of a Facility are not available to be held and applied as contemplated by Sections 3.01 and 3.02 of this Agreement: (i) the Gross Revenues and Facility Expenses of, and the Invested Capital related to, such Facility shall nonetheless be taken into account in determining the amounts required to be paid pursuant to Sections 3.01 and 3.02; (ii) any payments by or to a TRS pursuant to the Management Agreement related to such Facility shall offset any payments required to be made pursuant to Sections 3.01 and 3.02; and (iii) any direct or indirect parent of such TRS shall permit distributions of Gross Revenues of such Facility received by it to be held and applied as Gross Revenues under this Agreement. Any distributions so provided by a direct or indirect parent shall be accounted for between such parent and TRSes as determined by them. Notwithstanding the foregoing, in no event shall the fees paid to Manager and the TRSes pursuant to this Agreement and the Management Agreements exceed in the aggregate the amounts required to be paid pursuant to this Agreement.
9.03.    Notices. All notices, demands, consents, approvals, and requests given by any party to another party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, or on the next business day if transmitted by nationally recognized overnight courier, to the parties at the following addresses:
To TRS:

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attn: David J. Hegarty
Telephone: (617) 796-8104
Facsimile: (617) 796-8349
To Manager:

FVE Managers, Inc.
400 Centre Street
Newton, Massachusetts 02458
Attn: Bruce J. Mackey
Telephone: (617) 796-8214
Facsimile: (617) 796-8243
9.04.    Applicable Law; Arbitration. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts, with regard to its “choice of law” rules. Any “Dispute” (as such term is defined in the that certain Transaction Agreement dated November 8, 2017 by and between Senior Housing Properties Trust and Five Star Senior Living Inc. (the “Transaction Agreement”) under this Agreement shall be resolved through final and binding arbitration conducted in accordance with the procedures and with the effect of, arbitration as provided for in the Transaction Agreement.
9.05.    Severability. If any term or provision of this Agreement or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.06.    Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.
9.07.    Headings and Interpretation. The descriptive headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. References to “Section” in this Agreement shall be a reference to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by “without limitation.” The words “hereof,” “herein,” “hereby,” and “hereunder,” when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision unless otherwise indicated. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.
9.08.    Confidentiality of Information. Any information exchanged between Manager and any TRS pursuant to the terms and conditions of this Agreement shall be subject to Sections 17.06 or 17.07 of the applicable Management Agreement and the Business Associate Agreement entered into between Manager and each TRS.
9.09.    Assignment. Neither Manager nor any TRS may assign its rights and obligations under this Agreement to any Person without the prior written consent of the other parties.
9.10.    Entire Agreement; Construction; Amendment.
(a)     With respect to the subject matter hereof, other than as set forth in the Transaction Agreement, the Agreement supersedes all previous contracts and understandings between the parties and constitutes the entire agreement between the parties with respect to the subject matter hereof. Accordingly, except as otherwise expressly provided herein or in the Transaction Agreement, in the event of any conflict between the provisions of this Agreement and the Management Agreements, the provisions of this Agreement shall control, and the provisions of the Management Agreements are deemed amended and modified, in each case as required to give effect to the intent of the parties in this Agreement. All other terms and conditions of the Management Agreements shall remain in full force and effect; provided that, to the extent that compliance with this Agreement shall cause a default, breach or other violation of the Management Agreement by one party, the other party waives any right of termination, indemnity, arbitration or otherwise under the applicable Management Agreement related to such specific default, breach or other violations, to the extent caused by compliance with this Agreement. This Agreement may not be modified, altered or amended in any manner except by an amendment in writing, duly executed by the parties hereto.
(b)     In the event of any conflict between the provisions of this Agreement or the Management Agreements on the one hand, and the provisions of the Transaction Agreement on the other hand, the provisions of the Transaction Agreement shall control, and the provisions of this Agreement or the Management Agreements, as applicable, are deemed amended and modified, in each case as required to give effect to the intent of the parties hereunder. All other terms and conditions of this Agreement and the Management Agreements, as applicable, shall remain in full force and effect.
9.11.    Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto, and, except for Owners, which are intended third party beneficiaries, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.
[Signatures page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.
FVE MANAGERS, INC.
By:
    Richard A. Doyle
    Chief Financial Officer and Treasurer
[TRSes]

Schedule A
TRSes

Schedule B

Facilities

Schedule C
Management Agreements

SCHEDULE 1
PROPERTIES

1	Terrace at Grove Park 101 Tulip Lane Dothan, Alabama 36305 For legal description see Schedule 1-A
2	Granite Gate Community – Parcel 2 3850 North US Highway 89 Prescott, AZ 86301 For legal description see Schedule 1-B	“Granite Gate Facility”
3	Granite Gate Community – Parcels 1 and 3 (Parking) 3850 North US Highway 89 Prescott, AZ 86301 For legal description see Schedule 1-C	“Granite Gate Lands”
4	Northwoods Commons 2501 Friendship Boulevard Kokomo, Indiana 46227 For legal description see Schedule 1-D
5	5 Plex Mallard Court Kokomo, Indiana 46227 For legal description see Schedule 1-E
6	Park Place of Fountain City 3030 Holbrook Drive 5405 Colonial Circle Knoxville, Tennessee 37918 For legal description see Schedule 1-F
7	Park Place of West Knoxville 10914 Kingston Pike Knoxville, Tennessee 37934 For legal description see Schedule 1-G
8	The Neighborhood at Tellico Village 100 Chatuga Drive West Loudon, Tennessee 37774 For legal description see Schedule 1-H

SCHEDULE 1-A
Terrace at Grove Park
101 Tulip Lane
Dothan, Alabama 36305

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF HOUSTON, STATE OF ALABAMA, AND IS DESCRIBED AS FOLLOWS:
Parcel 1 (Fee Simple)
Lot 1 according to the Final Plat of The Terrace at Grove Park, as recorded in Plat Book 13, Page 99, on March 17, 2014 in the Office of the Judge of Probate of Houston County, Alabama.
The above-referenced property being the same property described in deed recorded May 14, 2014 in Deed Book 736, Page 641 in the Office of the Judge of Probate of Houston County, Alabama.
Parcel 2
Easement rights as set forth in Declaration of Easements recorded August 16, 2001 in Deed Book 580, Page 246, in the Probate Records of Houston County, Alabama.
Parcel 3
Easement rights as set forth in Non-Exclusive Easement for Ingress/Egress recorded May 23, 2006, in Deed Book 639, Page 799, in the Probate Records of Houston County, Alabama.
Parcel 4
Easement rights as set forth in Reciprocal Easement Agreement recorded June 14, 1990 in Deed Book 558, Page 216, in the Probate Records of Houston County, Alabama, and as amended by Amendment 1 to Reciprocal Easement Agreement recorded February 26, 2008 in Misc. Book 260, Page 287, in the Probate Records of Houston County, Alabama.

Parcel ID Nos.: 0904170000005004 and 0904170000005004A

SCHEDULE 1-B
Granite Gate Community
3850 North US Highway 89
Prescott, AZ 86301

Parcel 1:
Intentionally omitted.
Parcel 2:
That portion of Section 12, Township 14 North, Range 2 West of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, being a portion of that parcel recorded in Book 4307 of Official Records, Page 613, formerly recorded in Book 2382 of Official Records, Page 95, and depicted on the Record of Survey recorded in Book 13 of Land Surveys, Page 68-69, records of Yavapai County, Arizona, described as follows:
COMMENCING at a found PK nail with tag “LS 17564” marking the Easterly most corner of said parcel;
Thence South 28 degrees, 35 minutes, 28 seconds West, a distance of 164.52 feet along the Westerly right of way of State Highway 89, to a nail and brass tag “LS 16921” (recorded South 28 degrees, 25 minutes, 40 seconds West);
Thence North 61 degrees, 06 minutes, 35 seconds West, a distance of 100.97 feet to a found nail and brass tag “LS 17353;
Thence North 79 degrees, 15 minutes, 28 seconds West, a distance of 290.91 feet to a found 1/2 inch rebar capped “LS 17353”;
Thence Northwesterly 416.61 feet along a curve to the right having a radius of 1085.82 feet and a chord of 413.87 feet, bearing North 88 degrees, 10 minutes, 54 seconds West, to a found nail and tag “LS 17353”;
Thence North 35 degrees, 35 minutes, 37 seconds East, a distance of 150.88 feet to a nail and tag “LS 16921”;
Thence North 53 degrees, 51 minutes, 51 seconds West, a distance of 60.60 feet parallel to an existing building to a nail and tag “LS 16921”;
Thence North 32 degrees, 04 minutes, 03 seconds East, a distance of 10.11 feet to a point on the face of an existing building;
Thence North 53 degrees, 51 minutes, 51 seconds West, a distance of 25.09 feet along the face of an existing building to a point;

Thence South 32 degrees, 04 minutes, 03 seconds West, a distance of 10.11 feet to a nail and tag “LS 16921”;
Thence North 53 degrees, 51 minutes, 51 seconds West, a distance of 8.88 feet to a 1/2 inch rebar capped “LS 16921”;
Thence South 80 degrees, 35 minutes, 30 seconds West, a distance of 10.79 feet to a 1/2 inch rebar capped “LS 16921”;
Thence North 53 degrees, 55 minutes, 57 seconds West, parallel to an existing building, a distance of 92.61 feet to a 1/2 inch rebar capped “LS 16921”;
Thence South 36 degrees, 16 minutes, 23 seconds West, a distance of 147.72 feet to a nail and brass tag “LS 16921”;
Thence North 53 degrees, 55 minutes, 57 seconds West, a distance of 142.84 feet to a point on the West boundary of said parcel, being the meander line of Willow Creek as shown on said Record of Survey;
Thence North 26 degrees, 38 minutes, 25 seconds East, a distance of 126.33 feet to a point (recorded as North 26 degrees, 24 minutes, 30 seconds East);
Thence North 22 degrees, 59 minutes, 24 seconds East, a distance of 223.65 feet to the Southerly right of way of Entrance Road, a nail and tag “LS 16921” (recorded as North 22 degrees, 45 minutes, 30 seconds East, a distance of 223.67 feet);
Thence South 69 degrees, 32 minutes, 06 seconds East, a distance of 71.18 feet along the Southerly right of way of Entrance Road to a 1/2 inch rebar capped “LS 16921” (recorded as South 69 degrees, 46 minutes, 22 seconds East, a distance of 71.18 feet);
Thence South 57 degrees, 04 minutes, 18 seconds East, a distance of 183.19 feet along the Southerly right of way of Entrance Road to a found 1/2 inch rebar tagged “LS 17564” (recorded as South 57 degrees, 18 minutes, 34 seconds East, a distance of 183.19 feet);
Thence South 64 degrees, 34 minutes, 05 seconds East, a distance of 46.76 feet along the Southerly right of way of Entrance Road to a found 1/2 inch rebar tagged “LS 17564” (recorded as South 64 degrees, 47 minutes, 53 seconds East, a distance of 46.73 feet);
Thence South 68 degrees, 42 minutes, 11 seconds East, a distance of 104.84 feet along the Southerly right of way of Entrance Road to a found rebar capped “LS 23383” (recorded as South 68 degrees, 53 minutes, 09 seconds East, a distance of 104.77 feet);
Thence South 87 degrees, 33 minutes, 54 seconds East, a distance of 102.24 feet along the Southerly right of way of Entrance Road to a found 1/2 inch rebar capped “LS 17564” (recorded as South 87 degrees, 50 minutes, 05 seconds East, a distance of 102.39 feet);

Thence South 75 degrees, 41 minutes, 11 seconds East, a distance of 95.50 feet along the Southerly right of way of Entrance Road to a found nail and brass tag “LS 17564” (recorded as South 75 degrees, 50 minutes, 50 seconds East, 95.41 feet);
Thence South 65 degrees, 54 minutes, 41 seconds East, a distance of 29.17 feet along the Southerly right of way of Entrance Road to a found 1/2 inch rebar tagged “LS 17564” (recorded as South 66 degrees, 16 minutes, 32 seconds East, a distance of 29.25 feet);
Thence South 60 degrees, 46 minutes, 18 seconds East, a distance of 346.02 feet along the Southerly right of way of Entrance Road to a found 1/2 inch rebar tagged “LS 17564” (recorded as South 60 degrees, 59 minutes, 30 seconds East, a distance of 345.97 feet );
Thence South 56 degrees, 37 minutes, 33 seconds East, a distance of 95.65 feet along the Southerly right of way of Entrance Road to a found Y2 inch rebar tagged “LS 17564” (recorded as South 56 degrees, 59 minutes, 07 seconds East, a distance of 95.68 feet);
Thence South 40 degrees, 18 minutes, 35 seconds East, a distance of 34.02 feet along the Southerly right of way of Entrance Road to a found nail and brass tag “LS 17564” (recorded as South 40 degrees, 09 minutes, 59 seconds East, a distance of 34.22 feet);
Thence South 39 degrees, 59 minutes, 32 seconds East, a distance of 21.82 feet along the Southerly right of way of Entrance Road to the POINT OF BEGINNING (recorded as South 40 degrees, 09 minutes, 59 seconds East, a distance of 21.88 feet)
(Also being Parcel 1 on Land Survey recorded in Book 176 of Land Surveys, Page 82 and as shown on Land Survey recorded in Book 178 of Land Surveys, Pages 66-67)
Parcel 3:
Intentionally omitted.
Parcel 4:
An Easement for ingress and egress for a Service Road, as described in Northern Service Road Easement Agreement recorded July 30, 1991 in Book 2382 of official Records, Page 110.
Parcel 5:
An Easement for ingress and egress for utilities as described in Utility Easement Agreement recorded July 30, 1991 in Book 2382 of Official Records, Page 126.
Parcel 6:
An Easement for containment of rock rip rap fill as described in Willow Creek Rip-Rap Easement Agreement recorded July 30, 1991 in Book 2382 of Official Records, Page 162.

Parcel 7:
An Easement for ingress, egress and parking as described in that Cross-Access, Parking and Maintenance Easement Agreement recorded in Book 4594 of Official Records, Page 550.

SCHEDULE 1-C
Granite Gate Lands
3850 North US Highway 89
Prescott, AZ 86301
Parcel 1:
That portion of Section 12, Township 14 North, Range 2 West of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, being a portion of that parcel recorded in Book 4307 of Official Records, Page 613, formerly recorded in Book 2382 of Official Records, Page 95, and depicted on the Record of Survey recorded in Book 13 of Land Surveys, Page 68-69, records of Yavapai County, Arizona, described as follows:
COMMENCING at a found PK nail with tag “LS 17564” marking the Easterly most corner of said parcel;
Thence South 28 degrees, 35 minutes, 28 seconds West, a distance of 164.52 feet along the Westerly right of way of State Highway 89, to a nail and brass tag “LS 16921” (recorded South 28 degrees, 25 minutes, 40 seconds West );
Thence continuing South 28 degrees, 35 minutes, 28 seconds West, a distance of 510.09 feet along the Westerly right of way of State Highway 89, to a nail and brass tag “LS 16921” (recorded South 28 degrees, 25 minutes, 40 seconds West);
Thence along a highway spiral, concave to the Northeast, having an “a” value of 1-1/4 and a chord bearing South 28 degrees, 22 minutes, 19 seconds West, a distance of 25.01 feet to a found 1/2 inch rebar tagged “LS 17564”;
Thence leaving the right of way of State Highway 89, bearing North 84 degrees, 04 minutes, 32 seconds West, a distance of 822.95 feet to a mag nail and washer stamped “LS 16921” in the asphalt of Twisted Trail, a roadway of the Granite Park Subdivision recorded in Book 61 of Maps, Pages 39-47, Yavapai County Recorder’s Office, said point being the TRUE POINT OF BEGINNING (recorded as North 84 degrees, 10 minutes, 35 seconds West);
Thence North 84 degrees, 04 minutes, 32 seconds West, a distance of 101.61 feet to a point on the meander line of Willow Creek, as shown on said Record of Survey, a nail and tag “LS 16921” (recorded as North 84 degrees, 10 minutes, 35 seconds West);
Thence North 41 degrees, 42 minutes, 47 seconds East along the meander line of Willow Creek, a distance of 41.97 feet to a ½ inch rebar capped “LS 16921” (set 0.1 feet behind the Northerly curb line of said Twisted Trail) (recorded as North 41 degrees, 41 minutes, 09 seconds East, a distance of 41.99 feet);
Thence North 08 degrees, 30 minutes, 37 seconds West along the meander line of Willow Creek, a distance of 63.06 feet to a nail and tag “LS 16921” (recorded as North 8 degrees, 32 minutes, 30 seconds West, a distance of 63.03 feet);

Thence North 41 degrees, 31 minutes, 37 seconds East along the meander line of Willow Creek, a distance of 83.67 feet to a found 1/2 inch rebar tagged “LS 17564” (recorded as North 41 degrees, 29 minutes, 30 seconds East, a distance of 83.71 feet);
Thence North 16 degrees, 23 minutes, 52 seconds East along the meander line of Willow Creek, a distance of 101.94 feet to a found 1/2 inch rebar tagged “LS 17564” (recorded as North 16 degrees, 06 minutes, 00 seconds East, a distance of 101.94 feet;
Thence North 28 degrees, 56 minutes, 21 seconds West along the meander line of Willow Creek, a distance of 183.37 feet to a calculated point (recorded as North 29 degrees, 10 minutes, 00 seconds West, a distance of 183.38 feet);
Thence North 01 degrees, 31 minutes, 44 seconds West along the meander line of Willow Creek, a distance of 187.28 feet to a calculated point (recorded as North 01 degrees, 45 minutes, 30 seconds West, a distance of 187.30 feet);
Thence North 56 degrees, 59 minutes, 21 seconds East along the meander line of Willow Creek, a distance of 104.48 feet to a calculated point (recorded as North 56 degrees, 45 minutes, 16 seconds East, a distance of 104.49 feet);
Thence North 26 degrees, 38 minutes, 25 seconds East along the meander line of Willow Creek, a distance of 31.42 feet to a calculated point (recorded as North 26 degrees, 24 minutes, 30 seconds East);
Thence leaving the meander line of Willow Creek, South 53 degrees, 55 minutes, 57 seconds East, a distance of 142.84 feet to a nail and tag “LS 16921”;
Thence North 36 degrees, 16 minutes, 23 seconds East, a distance of 147.72 feet to a 1/2 inch rebar capped “LS 16921”;
Thence South 53 degrees, 55 minutes, 57 seconds East, parallel to the face of an existing building, a distance of 92.61 feet to a 1/2 inch rebar capped “LS 16921”;
Thence North 80 degrees, 35 minutes, 30 seconds East, a distance of 10.79 feet to a 1/2 inch rebar capped “LS 16921”;
Thence South 53 degrees, 51 minutes, 51 seconds East, a distance of 8.88 feet to a nail and tag “LS 16921”;
Thence North 32 degrees, 04 minutes, 03 seconds East, a distance of 10.11 feet to a calculated point on an existing building;
Thence South 53 degrees, 51 minutes, 51 seconds East, along an existing building, a distance of 25.09 feet to a calculated point on the building line;
Thence South 32 degrees, 04 minutes, 03 seconds West, leaving the building line, a distance of 10.11 feet to a nail and tag “LS 16921”;

Thence South 53 degrees, 51 minutes, 51 seconds East, parallel to an existing building, a distance of 60.60 feet to a nail and tag “LS 16921”;
Thence South 35 degrees, 35 minutes, 37 seconds West, a distance of 150.88 feet to a found nail and washer “LS 17353”;
Thence South 35 degrees, 35 minutes, 37 seconds West, a distance of 383.08 feet to a nail and tag “LS 16921”;
Thence South 18 degrees, 34 minutes, 29 seconds West, a distance of 200.00 feet to the TRUE POINT OF BEGINNING.
(Also being Parcel 3 on Land Survey recorded in Book 176 of Land Surveys, Page 82)
Parcel 2:
Intentionally deleted.
Parcel 3:
That portion of Section 12, Township 14 North, Range 2 West of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, being a portion of that parcel recorded in Book 4307 of Official Records, Page 613, formerly recorded in Book 2382 of Official Records, Page 95 and depicted on the Record of Survey recorded in Book 13 of Land Surveys, Pages 68-69, records of Yavapai County, Arizona, described as follows:
COMMENCING at a found PK nail with tag “LS 17564” marking the Easterly most corner of said parcel;
Thence South 28 degrees, 35 minutes, 28 seconds West, a distance of 164.52 feet along the Westerly right of way of State Highway 89 to a nail and tag “LS 16921” said point being the TRUE POINT OF BEGINNING (recorded South 28 degrees, 25 minutes, 40 seconds West);
Thence continuing South 28 degrees, 35 minutes, 28 seconds West, a distance of 510.09 feet along the Westerly right of way of State Highway 89 to a nail and tag “LS 16921” (recorded South 28 degrees, 25 minutes, 40 seconds West);
Thence along a highway spiral, concave to the Northeast, having an “a” value of 1-1/4 and a chord bearing South 28 degrees, 22 minutes, 19 seconds West, a distance of 25.01 feet to a found 1/2 inch rebar tagged “LS 17564” (recorded South 28 degrees, 12 minutes, 34 seconds West, a distance of 25.09 feet);
Thence leaving the right of way of State Highway 89 bearing North 84 degrees, 04 minutes, 32 seconds West, a distance of 822.95 feet to a mag nail and washer stamped “LS 16921” in the asphalt of Twisted Trail, a roadway of the Granite Park subdivision recorded in Book 61 of Maps, Pages 39-47, Yavapai County Recorder’s Office (recorded North 84 degrees, 10 minutes, 35 seconds West);

Thence North 18 degrees, 34 minutes, 29 seconds East, a distance of 200.00 feet to a nail and tag “LS 16921”;
Thence North 35 degrees, 35 minutes, 37 seconds East, a distance of 383.08 feet to a found nail and washer “LS 17353”;
Thence along a non-tangential curve to the left having a radius of 1085.82 feet, a length of 416.41 feet and a chord bearing South 88 degrees, 10 minutes, 54 seconds East, a distance of 413.87 feet to a found 1/2 inch rebar capped “LS 17353”;
Thence South 79 degrees, 15 minutes, 28 seconds East, a distance of 290.91 feet to a found nail and washer “LS 17353”;
Thence South 61 degrees, 06 minutes, 35 seconds East, a distance of 100.97 feet to the Westerly right of way of State Highway 89 and the TRUE POINT OF BEGINNING.
(Also being Parcel 2 on Land Survey recorded in Book 176 of Land Surveys, Page 82)
Parcel 4:
An Easement for ingress and egress for a Service Road, as described in Northern Service Road Easement Agreement recorded July 30, 1991 in Book 2382 of official Records, Page 110.
Parcel 5:
An Easement for ingress and egress for utilities as described in Utility Easement Agreement recorded July 30, 1991 in Book 2382 of Official Records, Page 126.
Parcel 6:
An Easement for containment of rock rip rap fill as described in Willow Creek Rip-Rap Easement Agreement recorded July 30, 1991 in Book 2382 of Official Records, Page 162.
Parcel 7:
An Easement for ingress, egress and parking as described in that Cross-Access, Parking and Maintenance Easement Agreement recorded in Book 4594 of Official Records, Page 550.

SCHEDULE 1-D
Northwoods Commons
2501 Friendship Boulevard
Kokomo, Indiana 46227

Parcel 1
All that certain plot, piece or parcel of land, lying and situate in Center Township, City of Kokomo, County of Howard, State of Indiana, being more particularly described as follows:
Lot 1 in North Woods Commons Minor, Section One (1), recorded in Plat Book 10, page 301, an addition to Center Township, City of Kokomo, Howard County, Indiana, as amended by a Certificate of Correction recorded at Instrument No. 9934007439.
Parcel 2 (Easements)
Easements for a perpetual drainage easement and right to install and maintain said drain to Turtle Creek Management, Inc., dated January 14, 1997, recorded January 14, 1997 in Miscellaneous Record 87, page 39 and Miscellaneous Record 87, page 40 and Miscellaneous Record 87, page 41; all in the Office of the Recorder of Howard County, Indiana.

SCHEDULE 1-E
5 Plex
Mallard Court
Kokomo, Indiana 46227
Parcel 3
All that certain plot, piece or parcel of land, lying and situate in Center Township, City of Kokomo, County of Howard, State of Indiana, being more particularly described as follows:
Lot Number 2 in North Woods Commons Minor Subdivision, Section Two, an Addition to Center Township, City of Kokomo, Howard County, Indiana, as per plat thereof recorded as Instrument No. 0234001154.
Also described according to the Surveyor’s Affidavit of Scrivener’s Error dated August 31, 2011 and recorded October 5, 2011 as Instrument No. 1134017992, as follows:
Part of Tract A in Friendship Village P.U.D. Section 2, Replat, an addition to Center Township, Howard County, Indiana recorded in Plat Book 9, page 272, described as follows:
Beginning at the southeast corner of Lot 66 in North Woods Estates Subdivision, Section One, an addition to Center Township, city of Kokomo, Howard County, Indiana recorded in Plat Book 9, page 173 marked by a 5/8 inch diameter rebar with a yellow cap marked “S0302”; thence North 164.23 feet along the east line of said Lot and the east line of Lots 65 and 64 in North Woods Estates Subdivision, Section Two, an addition to Center Township, City of Kokomo, Howard County, Indiana recorded in Plat Book 10, page 309 to a 5/8 inch diameter rebar; thence N 88° 05’ 12” E 185.44 feet along the south line of Tract “C” in Friendship Village P.U.D., Section Two Replat, an addition to Center Township, Howard County; Indiana recorded in Plat Book 9, page 272 to the west right-of-way of a Vehicular Access and Utility Easement created by said Friendship Village P.U.D.; thence S 29° 32’ 10” W 200.94 feet along said west line; thence southwest, west and northwest 28.18 feet along a 20 foot radius curve to the right, the long chord of which bears S 69° 53’ 51” W 25.90 feet through a clockwise central angle of 80° 43’ 23”; thence northwest and west 63.60 feet along a 225 foot radius curve to the left, the long chord of which bears N 77° 52’ 00” W 63.39 feet to the point of beginning, containing 0.54 acres, more or less.
Parcel 4
TOGETHER WITH a beneficial easement for ingress and egress as described in the Declaration of Right of Way of Ingress and Egress for vehicular and pedestrian traffic, by Turtle Creek Management, Inc., dated May 14, 1993, recorded May 17, 1993 in Deed Record 257, page 1341.

SCHEDULE 1-F
Park Place of Fountain City
3030 Holbrook Drive
5405 Colonial Circle
Knoxville, Tennessee 37918

TRACT I: (5405 Colonial Circle)
SITUATED in District Seven (7) of Knox County, Tennessee, and within the 36th Ward of the City of Knoxville, Tennessee, and being known and designated as all of Lot 2, of the Resubdivision of Parkview, as shown by map recorded as Instrument No. 200306190118015, in the Register’s Office for Knox County, Tennessee; said lot being more particularly bounded and described by map aforesaid, to which map specific reference is hereby made for a more particular description.
TOGETHER WITH easements set forth in Declaration of Easements dated as of June 6, 2003, recorded as Instrument No. 200306190118016, in the Register’s Office for Knox County, Tennessee.
Parcel ID No.: 058FB-004
TRACT II: (3030 Holbrook Drive)
SITUATED in District No. Seven (7) of Knox County, Tennessee, and within the 36th Ward of the City of Knoxville, Tennessee, and being known and designated as all of Lot 1, of the Resubdivision of Parkview, as shown by map recorded as Instrument No. 200306190118015, in the Register’s Office for Knox County, Tennessee; said lot being more particularly bounded and described by map aforesaid, to which map specific reference is hereby made for a more particular description.
TOGETHER WITH easements set forth in Declaration of Easements dated as of June 6, 2003, recorded as Instrument No. 200306190118016, in the Register’s Office for Knox County, Tennessee.
Parcel ID No.: 058FB-003
BEING a portion of the same property conveyed to FVE Parkview Properties Inc., a Maryland corporation, by Special Warranty Deed from Parkview Independent Living, LLC, a Tennessee limited liability company, dated November 2, 2015 and recorded as Instrument No. 201511050028515, in the Register’s Office for Knox County, Tennessee.

SCHEDULE 1-G
Park Place of West Knoxville
10914 Kingston Pike
Knoxville, Tennessee 37934

SITUATED in District No. Six (6) of Knox County, Tennessee, being all of Lot 1R-1, of the Resubdivision of Lots I R, 2R-1 and 3R-1, H. R. Thornton Subdivision, as shown on the plat of record as Instrument No. 200809110017900, in the Register’s Office for Knox County, Tennessee; to which plat specific reference is hereby made for a more particular description.
TOGETHER WITH a permanent non-exclusive easement for ingress and egress over and across that certain strip of land 50 feet in width and 250 feet in length further described in deeds of record in Warranty Book 1942, page 135, Warranty Book 2059, page 864, Instrument No. 200610200034698 and Instrument No. 200612120048962 (as corrected).
TOGETHER WITH rights set forth in that Declaration of Easements and Maintenance Agreement dated October 12, 2007, of record as Instrument No. 200710180032528, in the Register’s Office for Knox County, Tennessee.
TOGETHER WITH all of their rights, title and interest in and to any real estate lying adjacent to the boundaries of the Premises, including, but not limited to, that real estate now or previously encumbered by the platted right of ways for Kingston Pike and Thornton Road.
TOGETHER WITH sewer easement as shown on plat of record as Instrument No. 200809110017900, in the Register’s Office for Knox County, Tennessee.
Parcel ID No.: 143HB-042
BEING a portion of the same property conveyed to FVE Parkview Properties Inc., a Maryland corporation, by Special Warranty Deed from Parkview Independent Living, LLC, a Tennessee limited liability company, dated November 2, 2015 and recorded as Instrument No. 201511050028515, in the Register’s Office for Knox County, Tennessee.

SCHEDULE 1-H
The Neighborhood at Tellico Village
100 Chatuga Drive West
Loudon, Tennessee 37774

A Parcel of land lying in the First Civil District of Loudon County, Tennessee, lying about 677 feet westerly of the Tellico Reservation property line and adjacent to the westerly right of way of the Tellico Parkway, now State Route 444, approximately one half mile northeast of the intersection of the state Route 444 and the State Route 72, being more particularly described as follows:
BEGINNING at a point 3,866.47 north and 576.01 feet west of TVA monument 52-51A, a metal marker (Tennessee State Plane coordinates of north 465,136 feet and east 2,510,195 feet) in the 820 foot (MSL) contour on the east shore of the Fork Creek Embayment of Tellico Reservoir; thence S. 01 deg. 01 min. 23 sec. E. 328.80 feet; thence, 16.50 feet along the arc of a 50.00 foot radius curve to the right, said arc having a chord of S. 08 deg. 25 min. 42 sec. W. 16.42 feet; thence S. 89 deg. 40 min. 48 sec. W. 643.85 feet; thence N. 00 deg. 13 min. 03 sec. W. 345.00 feet; thence N. 89 deg. 40 min. 48 sec. E, 641.69 feet to the point of BEGINNING, containing 5.10 acres more or less.
Prepared from a survey by Jimmy D. Ogle being titled "Tellico Senior Living, LLC" Job No. 3627, dated April 28, 1998, revised June 4, 1998, January 17, 2000, February 1, 2000, March 8, 2000 and October 19, 2000 signed by Jimmy D. Ogle, Tennessee Registered Land Surveyor No. 1371, 100 Chota Center, Loudon, TN 37774 on October 26, 2000.
Tract I

CONDOMINIUM PROPERTY:

The land ("Land") situated in District No. One (1) of Loudon County, Tennessee and being known and designated as all of the Tellico Senior Living Neighborhood at Tellico Village Condominiums and all common elements of the project, as shown on the Plat of said Condominiums of record in Plat Cabinet C, Page 85 in the Register's Office of Loudon County, Tennessee, a Horizontal Property Regime described in Master Deed of record in Deed Book 282, Page 433 et seq.; in Amended Master Deed recorded in Deed Book 284, Page 528 et seq., in the Register's Office for Loudon County, Tennessee; and as further amended by that certain Partial Termination of and Amendment to Amended Master Deed and Declaration of Condominium Regime for Tellico Senior Living Neighborhood at Tellico Village dated October 28, 2013 of record in the Register's Office for Loudon County , Tennessee in Deed Book 366, page 661, ("Partial Termination") and the easement for ingress and egress across the roadways shown on the Plat, less and except Units 13, 14, 15, 16, 74, 75, 76, 77, 78, 79, 80, 81, 82, 83, 90, 91, 92, 93, 94, 99, 100 (collectively the "Sold Units") and the undivided interest appurtenant to such Sold Units, in the common elements of the project as described in the Master Deed and Amended Master Deed. The easements, restrictive covenants, conditions and regulations imposed upon and relating to the property units, co-owners, and tenants of the aforesaid condominiums contained in the Master Deed of record in Deed Book 282, Page 433 et seq.; in the Amended Master Deed recorded in Deed Book 284, Page 528 et seq., and the Partial Termination are incorporated herein by reference and made a part hereof, the same as though copied herein. The Land is more particularly described as follows:

BEGINNING AT A SET IRON PIN LOCATED N22°35'15"W 162.26' FROM THE INTERSECTION OF CHATUGA DR. AND LINDEN LN.

THENCE; S12°20'07"E A DISTANCE OF 273.52' TO A CHISELED X IN THE SIDEWALK. THENCE; S74°56'12"W A DISTANCE OF 118.00' TO AN IRON PIN SET. THENCE; N67°40'18"W A DISTANCE OF 26.20' TO AN IRON PIN SET. THENCE; N08°55'38"W A DISTANCE OF 95.00' TO AN IRON PIN SET. THENCE; WITH A CURVE TO THE RIGHT WITH A RADIUS OF 539.99', A LENGTH OF 45.26', A COURSE OF S87°21'32"W, AND A CHORD OF 45.24' TO A POINT. THENCE; S89°45'35"W A DISTANCE OF 159.05' TO AN IRON PIN SET. THENCE; S00°01'57"W A DISTANCE OF 101.33' TO AN IRON PIN SET. THENCE; S58°09'17"W A DISTANCE OF 50.89' TO AN IRON PIN SET. THENCE; S00°06'03"W A DISTANCE OF 50.00' TO AN EXISTING IRON PIN. THENCE; S00°06'03"W A DISTANCE OF 45.46' TO AN IRON PIN SET. THENCE; S89°03'05"W A DISTANCE OF 114.23' TO AN IRON PIN SET. THENCE; S00°07'01"W A DISTANCE OF 84.47' TO A POINT. THENCE; WITH A CURVE TO THE RIGHT WITH A RADIUS OF 72.08', A LENGTH OF 52.31', A COURSE OF S20°54'07"W, AND A CHORD OF 51.17' TO AN IRON PIN SET. THENCE; S00°45'34"E A DISTANCE OF 130.93' TO AN IRON PIN SET. THENCE; N89°39'57"E A DISTANCE OF 60.98' TO AN IRON PIN SET. THENCE; S00°20'03"E A DISTANCE OF 94.92' TO AN IRON PIN SET. THENCE; S89°38'52"W A DISTANCE OF 296.25' TO A POINT. THENCE; WITH A CURVE TO THE RIGHT WITH A RADIUS OF 96.00', A LENGTH OF 90.31', A COURSE OF N63°24'13"W, AND A CHORD OF 87.01' TO AN IRON PIN SET. THENCE; N89°54'10"W A DISTANCE OF 174.87' TO AN IRON PIN SET. THENCE; N00°08'32"E A DISTANCE OF 627.67' TO AN EXISTING IRON PIN. THENCE; N31°09'21"W A DISTANCE OF 151.25' TO AN EXISTING IRON PIN. THENCE; S76°50'17"W A DISTANCE OF 117.06' TO AN EXISTING IRON PIN. THENCE; N01°18'33"W A DISTANCE OF 389.18' TO AN EXISTING IRON PIN. THENCE; N89°38'02"E A DISTANCE OF 56.16' TO A MAG NAIL SET. THENCE; S14°18'06"E A DISTANCE OF 51.49' TO AN IRON PIN SET. THENCE; N89°31'41"E A DISTANCE OF 51.49' TO AN IRON PIN SET. THENCE; S14°17'46"E A DISTANCE OF 293.11' TO AN EXISTING METAL PIPE. THENCE; S31°11'58"E A DISTANCE OF 140.19' TO AN EXISTING METAL PIPE. THENCE; N79°58'20"E A DISTANCE OF 199.06' TO AN EXISTING METAL PIPE. THENCE; N89°10'14"E A DISTANCE OF 396.57' TO AN EXISTING METAL PIPE. THENCE; N83°14'01"E A DISTANCE OF 288.74' TO AN EXISTING METAL PIPE. THENCE; N83°22'27"E A DISTANCE OF 15.50' TO THE POINT OF BEGINNING. CONTAINING 12.60 ACRES AS SURVEYED BY VISION ENGINEERING AND DEVELOPMENT SERVICES, INC., H. WADE LOVIN RLS#2151 ON SEPTEMBER 30, 2013.

LESS AND EXCEPTED FROM THIS TRACT ARE PREVIOUSLY PURCHASED PARCELS 13-16, 74-83, 90-94, 99, AND 100 OF TAX MAP 68G GROUP E RECORDED AT THE REGISTER'S OFFICE OF LOUDON COUNTY, TENNESSEE.

TRACT II

TRACT 1R

TRACT 1R AS SHOWN ON THE "RESUBDIVISION OF TELLICO SENIOR LIVING, LLC LOTS 1 AND 2, AND CONDO UNITS: 25-61, 86-89, AND 95-98 PLAT CABINET C PG 85. AND TRACT ONE PLAT CABINET C PG. 84" RECORDED WITH THE REGISTER'S OFFICE FOR LOUDON COUNTY, TENNESSEE IN PLAT CABINET I, SLIDES 166 AND 167.

TRACT III

LOT 2R

LOT 2R AS SHOWN ON THE "RESUBDIVISION OF TELLICO SENIOR LIVING, LLC LOTS 1 AND 2, AND CONDO UNITS: 25-61, 86-89, AND 95-98 PLAT CABINET C PG 85. AND TRACT ONE PLAT CABINET C PG. 84" RECORDED WITH THE REGISTER'S OFFICE FOR LOUDON COUNTY, TENNESSEE IN PLAT CABINET I, SLIDES 166 AND 167.

TRACT IV (EASEMENT)

TOGETHER WITH JOINT (NON-EXCLUSIVE) EASEMENT AND MAINTENANCE AGREEMENT DATED NOVEMBER 18, 2002 RECORDED WITH THE REGISTER'S OFFICE FOR LOUDON COUNTY, TENNESSEE IN TRUST BOOK 616, PAGE 259.

TOGETHER WITH RECIPROCAL EASEMENT AGREEMENT DATED OCTOBER 28, 2013, RECORDED WITH THE REGISTER'S OFFICE FOR LOUDON COUNTY, TENNESSEE IN DEED BOOK 366, PAGE 687.

TOGETHER WITH ALL RIGHTS AND EASEMENTS IN THE DECLARATION OF COVENANTS AND RESTRICTIONS DATED DECEMBER 16, 1985 AND RECORDED WITH THE REGISTER'S OFFICE FOR LOUDON COUNTY, TENNESSEE IN TRUST BOOK 209, PAGE 96, AS AMENDED OF RECORD.

TOGETHER WITH ALL RIGHTS AND EASEMENT IN THE AMENDED AND RESTATED MASTER DEED RECORDED WITH THE REGISTER'S OFFICE FOR LOUDON COUNTY, TENNESSEE IN DEED BOOK D284, PAGE 528 AS AMENDED OF RECORD.

BEING the same property conveyed to FSQC Tellico Village LLC by Special Warranty Deed dated December 20, 2013, of record in Deed Book 366, page 674, and by Quit Claim Deed dated December 20, 2013, of record in Deed Book 366, page 680, in the Register's Office for Loudon County, Tennessee.

SCHEDULE 2
FVE SELLERS, SNH PURCHASERS AND PURCHASE PRICES

Property	FVE Seller	SNH Purchaser	Purchase Price	Loan Status
Terrace at Grove Park 101 Tulip Lane Dothan, Alabama 36305	Five Star Quality Care-Grove Park, LLC (MD)	SNH Grove Park Trust (MD)	$22,250,000	N/A
Granite Gate Community – Parcel 2 3850 North US Highway 89 Prescott, AZ 86301	Five Star Quality Care-Granite Gate, LLC (DE)	SNH Granite Gate Inc. (MD)	$20,100,000	Assume
Granite Gate Community – Parcels 1 and 3 (Parking) 3850 North US Highway 89 Prescott, AZ 86301	Five Star Quality Care - OBX Owner, LLC (MD)	SNH Granite Gate Lands Trust (MD)	$2,150,000	N/A
Northwoods Commons 2501 Friendship Boulevard Kokomo, Indiana 46227	Five Star Northwoods LLC (DE)	SNH Northwoods LLC (MD)	$16,900,000 (inclusive of 5 Plex)	Prepay
5 Plex Mallard Court Kokomo, Indiana 46227	Five Star Quality Care - OBX Operator, LLC (MD)	SNH Northwoods LLC (MD)	(see above)	N/A
Park Place of Fountain City 3030 Holbrook Drive 5405 Colonial Circle Knoxville, Tennessee 37918	FVE Parkview Properties Inc. (MD)	SNH Park Place I Inc. (MD)	$8,500,000	Assume
Park Place of West Knoxville 10914 Kingston Pike Knoxville, Tennessee 37934	FVE Parkview Properties Inc. (MD)	SNH Park Place II Inc. (MD)	14,800,000	Assume
The Neighborhood at Tellico Village 100 Chatuga Drive West Loudon, Tennessee 37774	FSQC Tellico Village LLC (MD)	SNH Tellico Trust (MD)
$19,300,000 (plus costs and expenses paid by Seller in connection with the Tellico Village Construction Work from and after September 1, 2017 and prior to Closing as set forth in the Purchase Agreement for the Tellico Village Property)

				N/A

SCHEDULE 3
FVE DISCLOSURE SCHEDULE

Section 4.1(3): No Violations

Section 4.1 (4): Approvals

•	Alabama State Health Planning & Development Agency: Certificate of Need Change of Ownership Approval for The Terrace at Grove Park Specialty Care Assisted Living Facility

•	Alabama Department of Public Health: Licensing Change of Ownership Approval for The Terrace at Grove Park Specialty Care Assisted Living Facility

•	Alabama Department of Public Health: Licensing Change of Ownership Approval for The Terrace at Grove Park

•	Arizona Department of Health Services: Licensing Change of Ownership Approval for the Granite Gate Community

•	Tennessee Department of Health: Licensing Change of Ownership Approval for The Neighborhood at Tellico Village

•	The Lender Consents with respect to the Assumed Loans

SCHEDULE 4
SNH DISCLOSURE SCHEDULE
Section 4.2(4): Approvals

•	Alabama State Health Planning & Development Agency: Certificate of Need Change of Ownership Approval for The Terrace at Grove Park Specialty Care Assisted Living Facility

•	Alabama Department of Public Health: Licensing Change of Ownership Approval for The Terrace at Grove Park Specialty Care Assisted Living Facility

•	Alabama Department of Public Health: Licensing Change of Ownership Approval for The Terrace at Grove Park

•	Arizona Department of Health Services: Licensing Change of Ownership Approval for the Granite Gate Community

•	Tennessee Department of Health: Licensing Change of Ownership Approval for The Neighborhood at Tellico Village

•	The Lender Consents with respect to the Assumed Loans